OFFERING CIRCULAR
-----------------

                             TRANS-LUX CORPORATION
                             Offer to Exchange its
           8 1/4% Limited Convertible Senior Subordinated Notes due 2012
                 for up to $12,309,000 Principal Amount of its
                  7 1/2% Convertible Subordinated Notes due 2006

            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON MARCH 6, 2006 UNLESS EXTENDED

         Trans-Lux Corporation (the "Company" or "Trans-Lux") hereby offers (the "Exchange Offer") upon the terms and conditions stated in this Offering Circular and in the accompanying Letter of Transmittal $1,000 principal amount of its 8 1/4% Limited Convertible Senior Subordinated Notes due March l, 2012 (CUSIP No. 893247 AE6) (the "8 1/4% Notes") in exchange for each $1,000 principal amount of 7 1/2% Convertible Subordinated Notes due December l, 2006 (CUSIP No. 893247 AD
8) (the "7 1/2% Notes"). Subject to the terms and conditions of the Exchange Offer, we will accept for exchange from the holders (the "7 1/2% Noteholders") all outstanding 7 1/2% Notes up to an aggregate of $12,309,000 principal amount properly tendered and not withdrawn prior to the expiration of the Exchange Offer. (See the section of this Offering Circular entitled "The Exchange Offer-Conditions of the Exchange Offer.") Subject to applicable securities laws and the terms set forth in this Offering Circular, we reserve the right to waive any and all conditions of the Exchange Offer. The 8 1/4% Notes provide for a higher interest rate, a longer term, are convertible into Common Stock at a lower conversion price of $9.00 per share until 2007 and are senior to the 7 1/2% Notes and the Company's 9 1/2% Subordinated Debentures due 2012, but do not have any restriction on issuance of additional Indebtedness, issuance of preferred stock or restricted payments. (See the section of this Offering Circular entitled "Summary of the Exchange Offer" for differences between the 7 1/2% Notes and 8 1/4% Notes.) The 7 1/2% Notes are convertible into Common Stock of the Company at a conversion price of $14.013 per share. On February 3, 2006, the last sale prices of the 8 1/4% Notes and 7 1/2% Notes and the Common Stock on the American Stock Exchange were $96.00 and $99.00 per $1,000 principal amount, respectively and $5.70 per share, respectively. For a more complete description of the 8 1/4% Notes we will issue in the Exchange Offer, see the section of this Offering Circular entitled "Description of 8 1/4% Notes." Directors of the Company who own an aggregate of $40,000 of the 7 1/2% Notes have indicated they will tender their 7 1/2% Notes.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ___________________

                                HOW TO EXCHANGE

Tendering 7 1/2% Noteholders must either (i) complete and sign the accompanying Letter of Transmittal, have their signatures guaranteed, if required, and forward the Letter of Transmittal with their certificate(s) and other required documentation to Wells Fargo, Bank, N.A., the Exchange Agent, at the address set forth herein, or (ii) request their brokers, dealers, banks or trust companies to effect the transaction for them, or (iii) follow the procedures for guaranteed delivery, in each case, prior to 5:00 P.M. New York City time on March 6, 2006. (See the section of this Offering Circular entitled "The Exchange Offer-How to Tender 7 1/2% Notes.")

                              ___________________

Questions regarding the Exchange Offer or requests for information may be directed to the Company at (203) 853-4321 (call Ms. Angela D. Toppi, Secretary) or e-mail to atoppi@trans-lux.com.

                              ___________________

             The date of this Offering Circular is February 6, 2006

The Exchange Offer is being made by the Company in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 3(a)(9) thereof. The Company therefore, will not pay any commission or other remuneration to any broker, dealer, salesperson or other person for soliciting tenders of the 7 1/2% Notes. However, regular employees of the Company (who will not be additionally compensated therefor) may solicit tenders and will answer inquiries concerning the Exchange Offer. Tendering 7 1/2%
Noteholders will not be obligated to pay brokerage commissions on the exchange.

No person is authorized by the Company to give any information or to make any representation, in connection with the offering made hereby, other than as contained in this Exchange Offer including the documents incorporated by reference in this Offering Circular.

This Exchange Offer does not constitute an offer by the Company in any jurisdiction to any person to whom such offer would be unlawful in such jurisdiction. This Exchange Offer speaks as of its date of issue. Neither delivery hereof nor any exchanges made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. Statements contained in this Exchange Offer concerning the contents of any documents are not necessarily complete; with respect to each such document, copies are available for inspection at the Company's executive office. Reference is hereby made to such documents for a more complete description of the matter involved and each such statement shall be deemed to be qualified in its entirety by such reference.

Holders of 7 1/2% Notes should consult their own attorney, financial advisor or tax advisor as to legal, financial or tax advice with respect to the Exchange Offer. In general, the exchange of 7 1/2% Notes for 8 1/4% Notes should constitute a tax-free recapitalization for Federal income tax purposes (see the section of this Offering Circular entitled "The Exchange Offer-Tax Consequences").

<CAPTIONS>
                                         TABLE OF CONTENTS

                                                                                               Page
SUMMARY TERM SHEET .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .        1
SPECIAL FACTORS .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .        7
WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE EXCHANGE OFFER? .  .  .  .  .  .  .  .  .        8
TERMS OF THE EXCHANGE OFFER  .  .  .  . .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .        9
OTHER INFORMATION .  .    .  .  .  .  . .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       10
SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.  .  .  .  .  .  .  .  .  .  .  .  .  .       10
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
 SUMMARY CONSOLIDATED FINANCIAL DATA .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       11
 Consolidated Statement of Operations Data .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       11
 Ratio of Earnings to Fixed Charges  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       12
 Consolidated Balance Sheet Data  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       12
CAPITALIZATION  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       13
RISK FACTORS .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       14
 Leverage .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       14
 Subordination .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .        14
 Risks Related to a Repurchase Event.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .        14
 Reliance on Key Suppliers .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .           15
 Competition .  .  .  .  .  .  .  .  ..  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .            15
 Nature of Leasing and Maintenance Revenues .  .  .  .  .  .  .  .  .  .  ..  .  .              15
 Dependence on Key Personnel .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .         15
 Effect of Certain Anti-Takeover Provisions and Control by Existing Stockholders .  .  .  .     16
 Limited Trading Volume and Volatility of Stock Price .  .  .  .  .  .  ..  .                   16
 Shares Eligible for Future Sale .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .        16

INTEREST IN SECURITIES OF TRANS-LUX CORPORATION .  .  .  .  .  .  .  .  .  .  .  .  .   .       17
PERSONS/ASSETS, RETAINED, EMPLOYED, COMPENSATED OR USED .  .  .  .  .  .  .  .  .  .  .         19
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     20
OTHER AGREEMENTS BETWEEN THE COMPANY AND ITS SECURITY HOLDERS .  .  .  .  .  .  .  .  .  ..     21
THE EXCHANGE OFFER .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    22
 Terms of the Exchange Offer .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .      22
 Principal Differences Between the 8 1/4% Notes and the 7 1/2% Notes .  .  .  .  .  .  .  .     22
 Interest .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       22
 Limited Convertibility .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     22
 Redemption and Sinking Funds .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     22
 Maturity .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . .  .  .  .     22
 Subordination .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     22
 Restrictions .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .      23
 Security .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    23
 Subsequent Trading in Securities Exchanged .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .      23
 Purpose of the Exchange Offer .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    23
 Tax Consequences .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     23
 Expiration and Extension of the Exchange Offer .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     23
 Conditions of the Exchange Offer .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    24
 How to Tender 7 1/2% Notes .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    26
 Terms and Conditions of the Letter of Transmittal  .  .  .  .  .  .  .  .  .  .  .  .  .  .    26
 Withdrawal of Tenders   .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    26
 Acceptance of Tenders of 7 1/2% Notes; Delivery of 8 1/4% Notes.  . . . . . . . . . . . . .    26
 Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . .    27
 Payment of Expenses........ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
PRICE RANGE OF 8 1/4% NOTES, 7 1/2% AND COMMON STOCK AND DIVIDENDS
ON COMMON STOCK. . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .    28
USE OF PROCEEDS .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    28
DESCRIPTION OF 8 1/4% NOTES .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . .  .  .  .     29
 General .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     29
 Conversion Rights .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    29

                                        ii



                                                                                              Page

 Subordination .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     31
 Optional Redemption .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     32
 Events of Default .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       32
 Consolidation, Merger and Sale of Assets .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     33
 Modification and Waiver .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    34
 Repurchase at Option of Holders Upon a Repurchase Event .  .  .  .  .  .  .  .  .  .  .  .     34
 Satisfaction and Discharge .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    36
 Reports .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     36
 Governing Law .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     36
 Information Concerning the Trustee.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .      36
DESCRIPTION OF 7 1/2% NOTES  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  ..  .  .  .  .     38
 General .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     38
 Conversion Rights .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    38
 Restriction on Incurrence of Indebtedness and Issuance of Preferred Stock .  .  .  .  .  .     40
 Restricted Payments .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     42
 Subordination .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     43
 Optional Redemption .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     44
 Events of Default .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    44
 Consolidation, Merger and Sale of Assets .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     45
 Modification and Waiver .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    46
 Repurchase at Option of Holders Upon a Repurchase Event .  .  .  .  .  .  .  .  .  .  .  .     46
 Satisfaction and Discharge .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       47
 Reports .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     47
 Governing Law .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     47
 Information Concerning the Trustee .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     47
DESCRIPTION OF CAPITAL STOCK .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .      49
 Common Stock .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .      49
 Class B Stock .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     49
 Class A Stock .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     50
 Preferred Stock .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .      50
 Delaware Anti-Takeover Law .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       50
 Limitation of Liability and Indemnification Matters .  .  .  .  .  .  .  .  .  .  .  .  .      51
 Special Voting Requirements .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .      51
 Transfer Agent and Registrar .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .     52
INCORPORATION OF DOCUMENTS BY REFERENCE .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .       53
INFORMATION AND LETTER OF TRANSMITTAL REQUESTS .  .  .  .  .  .  .  .  .  .  .  . . .   Back Cover

                                        iii

                               SUMMARY TERM SHEET
                               ------------------

Through this Offering Circular and the enclosed Letter of Transmittal, we are offering to exchange $1,000 principal amount of our 8 1/4% Limited Convertible Senior Subordinated Notes due March 1, 2012 (the "8 1/4% Notes") for each $1,000 principal amount of our 7 1/2% Convertible Subordinated Notes due December 1, 2006 (the "7 1/2% Notes") for tenders of up to all $12,309,000 principal amount of the outstanding 7 1/2% Notes. The following are some of the questions you may have as a Holder of the 7 1/2% Notes and answers to those questions. The following summary highlights selected information from this Offering Circular, but may not contain all the information you will need to make a decision regarding whether or not to tender your 7 1/2% Notes and accept our 8 1/4% Notes in exchange. This Offering Circular includes specific terms of the Exchange Offer including a description of the 8 1/4% Notes, the 7 1/2% Notes and some financial data. We encourage you to carefully read this Offering Circular and the related documents to which we refer you in their entirety, including the discussion of risks and uncertainties affecting our business included in the section of the Offering Circular entitled "Risk Factors" beginning on page 14.


Who Is Making the Exchange Offer?

         Trans-Lux Corporation, a Delaware corporation, is making the Exchange Offer. We are a worldwide full-service provider of integrated multimedia systems for communication environments. The essential elements of these systems are the real-time, programmable electronic information displays we manufacture, distribute and service. Those displays are designed to meet the evolving communication needs of both the indoor and outdoor markets and are used primarily in applications for financial, banking, gaming, corporate, transportation, entertainment and sports industries and markets.

         In addition to our display business, we own and operate a chain of motion picture theatres in the western Mountain States. Founded 85 years ago, we are the oldest listed company on the American Stock Exchange, where our common stock has traded under the symbol "TLX" since 1925.

         Our headquarters are located at 110 Richards Avenue, Norwalk, Connecticut 06856-5090, our telephone number is (203) 853-4321 and our website address is www.trans-lux.com. For more information concerning Trans-Lux, see the section of this Offering Circular entitled "Incorporation of Documents by Reference."

         Neither we nor any of our subsidiaries or any of our other affiliates or directors had any transactions in 7 1/2% Notes in the two year period preceding the Exchange Offer except as follows:

         On April 14, 2004 in the previous exchange offer of 8 1/4% Notes for 7 1/2% Notes, (the "2004 Exchange Offer") we issued $17,868,000 of 8 1/4% Notes in exchange for $17,868,000 of the 7 1/2% Notes, including an aggregate of $110,000 of 7 1/2% Notes tendered by Messrs Richard Brandt ($100,000) and Victor Liss ($10,000), two directors, in exchange for $110,000 of the 8 1/4% Notes. In addition, Mr. Brandt, Chairman Emeritus and Mr. Liss each purchased $20,000 of the 7 1/2% Notes on July 26, 2004 and July 29, 2004, respectively, subsequent to the expiration of the 2004 Exchange Offer and each have indicated they will tender such 7 1/2% Notes for 8 1/4% Notes in this Exchange Offer.


What Class and Amounts of Securities
Are Sought in the Exchange Offer?

         We are offering to exchange our 8 1/4% Notes for all $12,309,000 of our remaining 7 1/2% Notes. The Exchange Offer is subject to our right to extend the Exchange Offer in our sole and absolute discretion and amend or terminate the Exchange Offer if the conditions set forth in the section of this Offering Circular entitled "The Exchange Offer-Conditions of the Exchange Offer" are not satisfied. For more information regarding the terms of the Exchange Offer, see the section of this Offering Circular entitled "The Exchange Offer."



What Securities Is Trans-Lux Offering to Issue in Exchange for My 7 1/2% Notes?

         We are offering to issue $1,000 principal amount of our 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 for each $1,000 principal amount of our 7 1/2% Convertible Subordinated Notes due 2006 that is properly tendered and not withdrawn subject to the maximum and minimum limitations of the Exchange Offer.

         On February 3, 2006, the day before commencement of the Exchange Offer, the last sales prices of the 8 1/4% Notes and 7 1/2% Notes on the American Stock Exchange were $96.00 and $99.00 per 8 1/4% Note and 7 1/2% Note, respectively and the last reported price of our Common Stock into which the 8 1/4% Notes and 7 1/2% Notes are convertible was $5.70 per share.

         The 8 1/4% Limited Convertible Senior Subordinated Notes have the following characteristics.

     - An annual rate of 8.25% or $82.50 annually per $1,000 principal amount, payable semi-annually.

     - Convertible into 111 shares of our Common Stock for each $1,000 principal amount of 8 1/4% Notes or a conversion rate of $9.00 per share up to and including March 1, 2007, after which the 8 1/4% Notes will no longer be convertible into Common Stock.

     - The 8 1/4% Notes are senior in payment to the 7 1/2% Notes and other Subordinated Indebtedness of Trans- Lux not ranking equal to the 8 1/4% Notes, but are subordinated in payment to all Senior Indebtedness (as defined in the section of this Offering Circular entitled "Description of 8 1/4% Notes-Subordination" upon its occurrence of any liquidation (voluntary or otherwise), dissolution or winding up of Trans-Lux.

     - Payable upon maturity on March 1, 2012 unless earlier redeemed by Trans-Lux or converted into Common Stock prior to March 1, 2007.

     - No restrictions on issuance of additional indebtedness, issuance of preferred stock or restricted payments.

     - Not subject to any sinking fund.

     - Redeemable at the option of Trans-Lux at any time after March 1, 2006 at 102% of principal amount ($1,020 per $1,000 principal amount) declining to 101% on March 1, 2007, and 100% on or after March 1, 2008.

     - Not secured.

         If you tender 7 1/2% Notes in this Exchange Offer, and the Exchange Offer is consummated, you will receive the interest on the 7 1/2% Notes at the annual rate of 7 1/2% through the end of February, 2006 and thereafter receive interest on the 8 1/4% Notes from March 1, 2006 payable on the March 1 and September 1 semi-annual interest payment dates.

         For more information describing the 8 1/4% Notes, see the section of this Offering Circular entitled "Description of 8 1/4% Notes."


How Do the Terms of the 8 1/4% Notes
Compare to the Terms of the 7 1/2% Notes?

Following is a comparison of the 8 1/4% Notes and the 7 1/2% Notes:

     - The interest rate of the 8 1/4% Notes is 8.25% per annum, while the 7 1/2% Notes have an interest rate of 7.50% per annum.

     - The conversion rate on the 8 1/4% Notes is $9.00 per share per $1,000 principal amount or 111 shares of Common Stock, while the conversion rate on the 7 1/2% Notes is $14.013 per $1,000 principal amount or 71 shares of Common Stock. The 8 1/4% Notes are convertible until March 1, 2007, while the 7 1/2% Notes are convertible until December 1, 2006, their maturity date.

     - The 8 1/4% Notes are redeemable by the Company after March 1, 2006 at 102% of principal amount, declining to 101% on March 1, 2007, and 100% on March 1, 2008 and thereafter, and at maturity, respectively, while the 7 1/2% Notes are currently redeemable at 100%, and at maturity.

     - The 8 1/4% Notes are senior in payment to the 7 1/2% Notes in the event of liquidation, dissolution or winding up of the Company.

     - The 8 1/4% Notes do not restrict the incurrence of additional indebtedness, issuance of preferred stock or restricted payments, while the 7 1/2% Notes do have restrictions on incurrence of additional indebtedness, issuance of preferred stock and restricted payments.

     - Neither the 8 1/4% Notes nor the 7 1/2% Notes have a sinking fund for the purpose of retiring any part of such indebtedness prior to maturity.


How Much Senior Indebtedness are the 8 1/4% Notes Subordinate to?

         At September 30, 2005 we had approximately $11.1 million of outstanding Senior Indebtedness and our subsidiaries had indebtedness and other liabilities of approximately $23.7 million. See the sections of this Offering Circular entitled "Risk Factors-Subordination" and "Description of 8 1/4% Notes."


What Is the Purpose of the Exchange Offer?

         The Board of Directors believes implementation of the Exchange Offer at this time when the trading price of the Common Stock is substantially below the $14.013 conversion price of the 7 1/2% Notes would enable it to provide longer term financing and avoid use of cash resources to pay for the 7 1/2% Notes at maturity on December 1, 2006. It would also eliminate future potential dilution after March 1, 2007 when the 8 1/4% Notes are no longer convertible.


What Does the Trans-Lux Board of Directors Think of the Exchange Offer?

         While two directors who own an aggregate of $40,000 of 7 1/2% Notes acquired in July 2004 after expiration of the 2004 Exchange Offer have indicated they will again tender their 7 1/2% Notes as in 2004, our Board of Directors is not making any recommendations regarding whether you should tender your 7 1/2% Notes in the Exchange Offer and, accordingly, you must make your own determination as to whether to tender your 7 1/2% Notes and receive the 8 1/4% Notes we propose to issue in exchange. We urge you to make your own decision by carefully reading this Offering Circular and the other documents to which we refer, including the discussion entitled "Risk Factors."


Does the Board of Directors Believe the Exchange Offer is Fair to Unaffiliated Security Holders?

         A majority of the Board of Directors constitutes non-employee directors. No director dissented or abstained in the vote, which was unanimous. The Board of Directors believes the transaction is fair because the 7 1/2% Noteholders are being offered a higher rate of interest, extended maturity of their debt securities and the 8 1/4% Notes which are senior to the 7 1/2% Notes in the event of bankruptcy, liquidation or reorganization in exchange for acceptance of removal of the conversion feature after March 1, 2007. The Board of Directors used their best judgment to select the interest rate in 2004 based on prevailing interest rates and likewise selected the extended maturity in light of maturities of note issues and believed approximately 8 years extension to be an appropriate time frame at such time and authorized a maximum of $30,177,000 of the 8 1/4% Notes for issuance in case an additional exchange offer was made for any 7 1/2% Notes not tendered in 2004. We again believe the Exchange Offer is fair because 7 1/2% Noteholders have the right to reject the Exchange Offer and are not forced to accept the 8 1/4% Notes. We did not consider net book value, going concern value, liquidation value or purchase price of previous 7 1/2% Notes by us (other than the 2004 Exchange Offer on the same terms) or affiliates in determining the fairness thereof, nor did we receive any firm offers by unaffiliated persons for a merger of Trans-Lux with another person or sale of all or substantially all our assets to another person or for sale of control of Trans-Lux during the past 18 months.

         No approval of a majority or of unaffiliated security holders is required for the Exchange Offer. No unaffiliated representative has been retained to negotiate the terms of the Exchange Offer and/or prepare a report concerning the fairness of the transaction since the holders are not forced to exchange their 7 1/2% Notes and may reject the transaction.


What Risks Should I Consider In Deciding Whether or Not to Tender My 7 1/2%
Notes?

         In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of risks and uncertainties affecting our business in the section of this Offering Circular entitled "Risk Factors."


Are We Able to Issue the 8 1/4% Notes?

         Yes. The 8 1/4% Notes we will issue in the Exchange Offer do not require stockholder approval. The Exchange Offer also is not prohibited by the terms of our principal loan and security agreement which was amended and restated in December 2004, and the amount to be issued does not exceed limitations on Indebtedness in the Indenture governing the 7 1/2% Notes. The Indenture governing the 8 1/4% Notes contains authorization to issue up to all $30,177,000 amount of the 7 1/2% Notes outstanding in 2004.

         The Exchange Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended ("Securities Act") and the 8 1/4% Notes have not been registered with the Securities and Exchange Commission ("SEC"). Accordingly, we are not required to have an effective registration statement on file with the SEC to register the issuance of the 8 1/4% Notes in the Exchange Offer, and, as a result, the issuance of the 8 1/4% Notes need not be delayed pending SEC review of a registration statement. Therefore, provided that none of the events set forth in the section of this Offering Circular entitled "The Exchange Offer-Conditions of the Exchange Offer" has occurred and unless terminated by us, we intend to issue 8 1/4% Notes for properly tendered 7 1/2% Notes promptly following the expiration of the Exchange Offer.

         For more information concerning the timing of the issuance of the 8 1/4% Notes in the Exchange Offer, see the section of this Offering Circular entitled "The Exchange Offer-Acceptance of Tenders of 7 1/2% Notes; Delivery of 8 1/4% Notes."


What are the Conditions of the Exchange Offer?

         The Exchange Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and has not been registered with the SEC. The Exchange Offer is subject to a number of customary conditions, any or all of which we may waive. If any of these conditions are not satisfied, we will not be obligated to accept and exchange any properly tendered 7 1/2% Notes. For more information regarding the conditions of the Exchange Offer, see the section of this Offering Circular entitled "The Exchange Offer-Conditions of the Exchange Offer."


Will Trans-Lux Receive Any Cash Proceeds From the Exchange Offer?

         No.  We will not receive any cash proceeds from the Exchange Offer.


How long do I have to Decide Whether to Tender?

         You will have until 5:00 p.m., New York City time, on March 6, 2006 to tender your 7 1/2% Notes. If you cannot deliver your 7 1/2% Note Certificates and the other documents required to make a valid tender by that time, you may be able to use a guaranteed delivery procedure. For more information regarding the time period for tendering your 7 1/2% Notes, including the use of a guaranteed delivery procedure, see the sections of this Offering Circular entitled "The Exchange Offer-Terms of the Exchange Offer; Terms and Conditions of the Letter of Transmittal" and "How to Tender 7 1/2% Notes."


 Can the Exchange Offer be Extended or Amended and Under What Circumstances?

         We can extend the Exchange Offer in our sole and absolute discretion, and we reserve the right to do so. During an extension of the Exchange Offer, 7 1/2% Notes that were previously tendered and not withdrawn will remain subject to the extended Exchange Offer. In addition, we expressly reserve the right to amend the Exchange Offer, and not to accept any 7 1/2% Notes if any of the events described in the section of this Offering Circular entitled "The Exchange Offer-Conditions of the Exchange Offer" are not satisfied. For more information regarding our right to extend or amend the Exchange Offer, see the sections of this Offering Circular entitled "The Exchange Offer-Terms of the Exchange Offer" and "How to Tender 7 1/2% Notes."


How Will I be Notified if the Exchange Offer is Extended or Amended?

         If we extend or amend the Exchange Offer, we will issue a press release or another form of public announcement. In the case of an extension, a release or announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the Exchange Offer. For more information regarding notification of extensions or amendments of the Exchange Offer, see the sections of this Offering Circular entitled "The Exchange Offer-Terms of the Exchange Offer" and "Expiration and Extension of the Exchange Offer."


How do I Tender my 7 1/2% Notes?

         If 7 1/2% Notes are held in certificated form, they must be tendered by delivering the certificates representing your 7 1/2% Notes, together with a completed Letter of Transmittal and any other documents required by the Letter of Transmittal, to the Exchange Agent, not later than the time the Exchange Offer expires. If the 7 1/2% Notes are held in street name (that is, through a broker, dealer or other nominee), the 7 1/2% Notes can be tendered by your nominee through The Depository Trust Company, or DTC. If your 7 1/2% Notes are held by a broker, you should receive instructions from your broker on how to participate in the Exchange Offer. If you do not receive instructions, you should contact your broker. If you cannot provide the Exchange Agent with all of the required documents prior to the expiration of the Exchange Offer, you may obtain additional time to do so by submitting a notice of guaranteed delivery to the Exchange Agent, which must be certified by a broker, bank or other fiduciary that is a member of the Securities Transfer Agent Medallion Program or another eligible institution guarantee. You are also required to guarantee that these items will be received by the Exchange Agent within three American Stock Exchange trading days, and for your tender to be valid, the Exchange Agent must receive the missing items within that three trading-day period. For more information regarding the procedures for tendering your 7 1/2% Notes, see the section of this Offering Circular entitled "The Exchange Offer-How to Tender 7 1/2% Notes."


Can I Tender Only a Portion of my 7 1/2% Notes?

         Yes. This is a voluntary Exchange Offer, which means that you may tender some, all or none of your 7 1/2% Notes in the Exchange Offer. If you have a certificate that represents more than the principal amount of the 7 1/2% Notes you wish to tender, you may specify on the Letter of Transmittal how much principal amount of the 7 1/2% Notes is to be tendered and how much is to be returned to you. Any amount that you are not tendering but that is represented by certificates sent in to the Exchange Agent will be returned to you. See the section of this Offering Circular entitled "The Exchange Offer-How to Tender 7 1/2% Notes."



What Should I do if I Want to Retain my 7 1/2% Notes?

         Nothing, if you are not tendering any of your 7 1/2% Notes in the Exchange Offer. However, if you are tendering some, but not all, of your 7 1/2% Notes in the Exchange Offer, and the amount you wish to tender is represented by the same certificate as the amount you wish to retain, you will need to give certain instructions to the Exchange Agent as provided for in the instructions to the Letter of Transmittal.


When Will I Receive the 8 1/4% Notes in Exchange for my 7 1/2% Notes?

         Subject to the satisfaction or waiver of all conditions of the Exchange Offer, and assuming we have not previously elected to withdraw or amend the Exchange Offer, we will accept for exchange your 7 1/2% Notes that are properly tendered and not withdrawn prior to the expiration of the Exchange Offer at 5:00 p.m., New York City time, on March 6, 2006. Promptly following this date, 8 1/4% Notes will be delivered in exchange for the 7 1/2% Notes tendered. For more information regarding our obligation to issue the 8 1/4% Notes in exchange for tendered 7 1/2% Notes, see the section of this Offering Circular entitled "The Exchange Offer-Acceptance of Tenders of 7 1/2% Notes; Delivery of 8 1/4% Notes."


What Happens if my 7 1/2% Notes are not Accepted for Exchange?

         If we decide for any reason not to accept any 7 1/2% Notes, we will return the 7 1/2% Notes to the registered Holder at our expense promptly after the expiration or termination of the Exchange Offer. For more information regarding the withdrawal of tendered 7 1/2% Notes, see the sections of this Offering Circular entitled "The Exchange Offer-Terms of Exchange Offer and Withdrawal of Tenders."


Until When may I Withdraw Previously Tendered 7 1/2% Notes?

         You may withdraw previously tendered 7 1/2% Notes at any time until the Exchange Offer has expired. If we have not agreed to accept your 7 1/2% Notes for exchange by March 6, 2006, you may withdraw them at any time after that date until we accept your 7 1/2% Notes for exchange. For more information regarding your right to withdraw tendered 7 1/2% Notes, see the section of this Offering Circular entitled "The Exchange Offer- Withdrawal of Tenders."


How do I Withdraw Previously Tendered 7 1/2% Notes?

         To withdraw previously tendered 7 1/2% Notes you are required to deliver, which you may do by facsimile, a written notice of withdrawal to the Exchange Agent, with all the information required by the notice of withdrawal. For more information regarding the procedures for withdrawing tendered 7 1/2% Notes, see the section of this Offering Circular entitled "The Exchange Offer-Withdrawal of Tenders."


What are the United States Federal Income Tax Consequences to me if I Participate in the Exchange Offer?

         In general, the exchange of 7 1/2% Notes for 8 1/4% Notes should constitute a tax-free recapitalization for Federal income tax purposes. No gain or loss should be recognized by exchanging 7 1/2% Notes as a result of their exchange. (See the section of this Offering Circular entitled "The Exchange Offer-Tax Consequences.")



Where are the 8 1/4% Notes Trading?

         The 8 1/4% Notes are listed on the American Stock Exchange ("AMEX").

         The 7 1/2% Notes are listed on the AMEX under the symbol TLX.c. If, as a result of this Exchange Offer the principal amount of the 7 1/2% Notes or the distribution and number of 7 1/2% Noteholders should fall below such Exchange's minimum standards for listed securities, the 7 1/2% Notes might be delisted by the AMEX, in which event it would be likely that the 7 1/2% Notes would be traded in the over-the-counter market, see the section of this Offering Circular entitled "The Exchange Offer-Subsequent Trading in Securities Exchanged."



                                SPECIAL FACTORS

         Pursuant to Rule 13e-3(e)(i) under the Securities Exchange Act of 1934, the following items (a), (b) and (c) are deemed "Special Factors" to be considered by Holders of the 7 1/2% Notes.

(a) Purpose of the Exchange Offer

         The Board of Directors believes implementation of the Exchange Offer at this time when the trading price of the Common Stock is still substantially below the $14.013 conversion price of the 7 1/2% Notes would further enable Trans-Lux to provide longer term financing. It would also continue to eliminate future potential dilution after March 1, 2007 when the 8 1/4% Notes are no longer convertible. In 2004 Trans-Lux alternatively considered a public offering of securities to redeem the 7 1/2% Notes, but determined the timing for such offer was not feasible at such time based on discussions with investment bankers, including the cost and relatively small size of the potential offering compared to other public offerings. It is again not feasible to conduct a public offering because of the relatively small size of the current outstanding 7 1/2% Notes. The Company could redeem the outstanding 7 1/2% Notes or pay for them at maturity, using 50% of the cost from a bank line of credit, but desires to conserve its cash resources to give it more liquidity and flexibility overall.

(b) Fairness of the Exchange Offer

         A majority of the Board of Directors constitutes non-employee directors. No director dissented or abstained in the vote which was unanimous. The Board of Directors believes the transaction is again fair to non- affiliated Holders of the 7 1/2% Notes because 7 1/2% Noteholders are being offered a higher rate of interest, extended maturity of their debt securities, a lower conversion price of $9.00 per share and the 8 1/4% Notes which are senior to the 7 1/2% Notes in the event of bankruptcy, liquidation or reorganization in exchange for acceptance of removal of the conversion feature after March 1, 2007. In addition, all 7 1/2% Noteholders are receiving the same consideration as required by applicable rules as compared to a merger in which an affiliated security holder may have new employment relationships and might indirectly receive other consideration. The Board of Directors used their best judgment in 2004 to select the interest rate based on prevailing interest rates, selected the extended maturity in light of maturities of note issues and believed then that approximately 6 years extension to be an appropriate time frame and likewise selected a lower conversion price based on the trading of the Common Stock. The Board of Directors also considered the negative factors disclosed as "Risk Factors" on page 14 in this Offering Circular and believes the same factors apply equally to 7 1/2% Noteholders who tender and 7 1/2% Noteholders who do not tender except that Holders of 8 1/4% Notes will be senior to 7 1/2% Noteholders in the event of liquidation. 7 1/2% Noteholders who do not tender have securities which mature 6 years earlier and their risk is reduced to the extent the Exchange Offer is successful since the 8 1/4% Notes mature in 2012 and those amounts will not have to be repaid in 2006. On the other hand, 7 1/2% Noteholders who take the increased risk of a longer maturity are receiving a higher interest rate, lower conversion price and senior position in bankruptcy, liquidation or reorganization over the 7 1/2% Notes. We believe the Exchange Offer is fair in light of the foregoing factors because 7 1/2% Noteholders have the right to reject the Exchange Offer and are not forced to accept the 8 1/4% Notes. We did not consider net book value, going concern value or liquidation value or purchase price (other than the 2004 Exchange Offer) of previous 7 1/2% Notes by us or affiliates in determining the fairness thereof as we still believe our financial condition is strong despite recent losses. We did not deem net book value, going concern value or liquidation value material to a debt holder who does not share in the assets on liquidation after all creditors including noteholders are paid, nor did we receive any firm offers by unaffiliated persons for a merger of Trans-Lux with another person or sale of all substantially all our assets to another person or for sale of control of Trans-Lux during the past 18 months. We also did not previously deem the trading price of 7 1/2% Notes as relevant or material because the 7 1/2% Notes only sporadically traded over the years and, until 2004, traded 15% to 20% below face value. The $40,000 in 7 1/2% Notes held by two affiliates is de minimus. Furthermore, we believe offering the 8 1/4% Notes on the same terms as offered in the 2004 Exchange Offer is again fair under all of the foregoing circumstances and enables 7 1/2% Noteholders who did not tender in the 2004 Exchange Offer another opportunity to consider the 8 1/4% Notes.

         No approval of a majority or unaffiliated security holders is required for the Exchange Offer. No unaffiliated representative has been retained to negotiate the terms of the Exchange Offer and/or prepare a report concerning the fairness of the transaction since 7 1/2% Noteholders can refuse to tender if they do not like the terms and are not being forced to tender. We again also did not deem it in the best interests of the Company or its stockholders or creditors in the absence of appraisal rights, which could otherwise trigger potential litigation, to expend the sums required for advice of a third party.

(c) Reports, Opinions or Appraisals

         Again, as in 2004, we did not receive any reports, opinions or appraisals from outside persons in considering the terms of the Exchange Offer.


        WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE EXCHANGE OFFER?

         If you have questions regarding the information in this Offering Circular or the Exchange Offer, contact Ms. Angela D. Toppi, Secretary at
(203) 853-4321 or atoppi@trans-lux.com. If you have questions regarding the procedures for tendering in the Exchange Offer or require assistance in tendering your 7 1/2% Notes, contact the Exchange Agent. If you would like additional copies of this Offering Circular, our Quarterly Report for the period ended September 30, 2005, our 2004 Annual Report, or our Annual Meeting Proxy Statement, contact either Ms. Toppi or the Exchange Agent.

         Additionally, this Offering Circular, the Letter of Transmittal and other documents sent to 7 1/2% Noteholders are filed with the SEC and are available at no charge at the SEC's website at http://www.sec.gov.

         You can call the Exchange Agent at (612) 667-7390. You can also write to the Exchange Agent at the addresses listed on the back cover page of this Offering Circular.

         For more information regarding Trans-Lux, see the section of this Offering Circular entitled "Incorporation of Documents by Reference." You can also contact us at:

                             Trans-Lux Corporation
                             110 Richards Avenue
                             Norwalk, CT 06856-5090
                             Attention:  Angela D. Toppi - Secretary
                             Phone number:  (203) 853-4321
                             Fax number:    (203) 866-9496
                             Email address:  atoppi@trans-lux.com

                          TERMS OF THE EXCHANGE OFFER

         The following is a summary intended merely to supply, in non-technical terms, certain pertinent facts and highlights from material contained in the body of this Offering Circular. More detailed information may be found in the remainder of this Offering Circular, which investors should consider before making their investment decision.

The Exchange Offer
------------------

         The Company offers hereunder $1,000 principal amount of its 8 1/4% Limited Convertible Senior Subordinated Notes due March 1, 2012 (the "8 1/4% Notes") in exchange for each $1,000 principal amount of its 7 1/2% Convertible Subordinated Notes due December l, 2006 (the "7 1/2% Notes").

<CAPTIONS>
                                         8 1/4% Notes                            7 1/2% Notes

Type                                    $1,000 principal amount of 8 1/4%       $1,000 principal amount of 7 1/2%
                                        Limited Convertible Senior              Convertible Subordinated Notes
                                        Subordinated Notes

Aggregate Principal Amount              $30,177,000 (if all $12,309,000         $12,309,000 (outstanding)
                                        outstanding 7 1/2% Notes are
                                        exchanged)

Annual Interest                         $82.50 for each $1,000 principal        $75.00 for each $1,000 principal
                                        amount                                  amount

Maturity Date                           March l, 2012                           December l, 2006

Subordination Provisions                Subordinated to all Senior              Subordinated to all Senior
                                        Indebtedness and Senior to 7 1/2%       Indebtedness and 8 1/4% Notes
                                        Notes

Conversion Provisions                   Each $1,000 8 1/4% Note is              Each $1,000 7 1/2% Note is
                                        convertible into 111 shares of          convertible into 71 shares of
                                        Common Stock at a conversion            Common Stock at a conversion
                                        price of $9.00 per share up             price of $14.013 per share until
                                        through March 1, 2007                   December 1, 2006

Optional Redemption                     Redeemable by the Company at any        Redeemable by the Company at any
                                        time after Mach 1, 2006 at l02%         time, including currently at 100%
                                        of principal amount, declining to
                                        101% on March 1, 2007 and
                                        declining to 100% on March 1,
                                        2008

Restriction Provisions                  None                                    Restriction on incurrence of
                                                                                additional indebtedness, issuance
                                                                                of preferred stock and restricted
                                                                                payments

Sinking Fund                            None                                    None

Security                                None                                    None

Listing                                 American Stock Exchange                 American Stock Exchange

         The Company is offering to exchange for all $12,309,000 principal amount of its outstanding 7 1/2% Notes, see the section of this Offering Circular entitled "The Exchange Offer-Conditions of the Exchange Offer."

                               OTHER INFORMATION

         All 7 1/2% Noteholders are being treated equally. There are no appraisal rights applicable to a debt for debt exchange. No provisions have been made to grant unaffiliated security holders access to Trans-Lux files. We are not incorporating by reference any documents filed with the Securities Exchange Commission after the date of this Offering Circular. Requests for information publicly available may be made to Ms. Angela D. Toppi, Secretary. As stated on page 6 of this Offering Circular, the 8 1/4% Notes will be delivered promptly following expiration of the Exchange Offer.

               SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

         No cash payment to 7 1/2% Noteholders is required to complete the Exchange Offer.

         The following expenses aggregating $56,817 is estimated to be incurred in connection with the Exchange Offer:

              SEC filing fee                    $ 1,317
              Printing                            5,000
              Legal                              35,000
              Accounting                         10,000
              Exchange Agent / Trustee            3,500
              Miscellaneous                       2,000

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

                      SUMMARY CONSOLIDATED FINANCIAL DATA

         The following table sets forth summary consolidated financial data of Trans-Lux as of and for each of the periods indicated. We derived the consolidated financial data as of and for the nine months ended September 30, 2005 and 2004 from our unaudited consolidated financial statements. We derived the consolidated financial data as of and for each of the annual periods presented from our audited consolidated financial statements. This information is only a summary and you should read it in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements, and the related schedules and notes, contained in Trans-Lux's Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference herein and Quarterly Reports on Form 10-Q and other information that Trans-Lux has filed with the SEC. See the section of this Offering Circular entitled "Incorporation of Documents by Reference" on page 53.

Consolidated Statement of Operations Data in thousands, except per share data)

<CAPTIONS>
                                                     Nine Months Ended
                                                      September 30          Fiscal Year Ended December 31
                                                    ------------           -----------------------------
                                                    2005     2004           2004        2003       2002
Total revenues............                       $40,469   $39,506         $52,579    $56,022     $73,206
Gross profit from operations.....                 10,928    10,875          14,057     15,427      20,419
Income (loss) from continuing
operations before income taxes, income
from joint venture and discontinued
operation..............                           (1,561)    1,124             443        330        (555)
Net income (loss) ..........                        (812)      956             539      1,054         428
Earnings (loss) per share continuing
operations:
 Basic................                           $ (0.64)   $ 0.66         $  0.33     $ 0.29      $ 0.03
 Diluted.............                            $ (0.64)   $ 0.50         $  0.33     $ 0.29      $ 0.03
Earnings (loss) per share discontinued
operation:
 Basic................                              -       $ 0.10         $  0.10     $ 0.55      $ 0.31
 Diluted.............                               -       $ 0.03         $  0.03     $ 0.20      $ 0.12
Total earnings (loss) per share:
 Basic................                           $ (0.64)   $ 0.76         $  0.43     $ 0.84      $ 0.34
 Diluted.............                            $ (0.64)   $ 0.53         $  0.43     $ 0.70      $ 0.34
Dividends per share:
 Common............                             $  0.105    $0.105         $  0.14    $  0.14     $  0.14
 Class B ..............                         $ 0.0945   $0.0945         $ 0.126    $ 0.126     $ 0.126
Other Financial Data:
Calculation of earnings before interest,
taxes, depreciation and amortization
(EBITDA):
 Net income (loss) ..........                   $  (812)  $   956          $   539    $ 1,054     $   428
 Interest expense, net.........                   2,852     2,709            3,731      3,873       4,460
 Provision (benefit) for income taxes..            (496)      598              427        658         212
 Depreciation and amortization.....               7,229     7,258            9,852      9,889      10,153
 Effect of discontinued operation                     -      (170)            (170)       218          35
                                                --------  -------          -------    --------    -------
EBITDA ............                             $ 8,773   $11,351          $14,379    $15,692     $15,288


                                                Nine Months Ended
                                                  September 30           Fiscal Year Ended December 31

                                                2005        2004             2004       2003        2002


Capital expenditures.........                   $ 4,933   $ 5,262          $ 8,323    $ 5,328     $ 6,129
Depreciation and amortization.....                7,229     7,258            9,852      9,889      10,153
Cash flow provided by (used in):
 Operating activities.......                        339     3,100            6,805      6,568       9,172
 Investing activities ........                   (4,940)    1,777           (1,120)     2,016      (4,626)
 Financing activities.......                        163    (5,288)          (4,780)    (3,851)     (1,785)
 Discontinued
operation........                                     -      (529)            (529)      (981)       (190)
Net book value per share - basic ....             18.81     19.89            19.51      19.06       18.26
Net book value per share - diluted..              13.07     13.40            13.28      15.88       15.58



Ratio of Earnings to Fixed Charges

<CAPTIONS>
                                                          Nine Months Ended            Fiscal Year Ended
                                                           September 30                      December 31
                                                          -----------------            -----------------
                                                             2005    2004               2004        2003
                                                             ----    ----               ----        ----
      Ratio of earnings to fixed charges....                  *      1.48               1.20        1.25

* Fixed charges exceeded net income by $1.3 million.

<CAPTIONS>
Consolidated Balance Sheet Data
(in thousands)
                                             Nine Months Ended              Fiscal Year Ended
                                               September 30                        December 31
                                             -----------------             -------------------
                                              2005          2004             2004          2003
                                              ----          ----             ----          ----
Cash and cash equivalents .......           $ 8,020      $ 11,082            $ 12,398    $ 12,022
Total assets............                     98,358       100,877             101,114     102,022
Long-term debt.........                      56,976        54,818              56,796      60,505
Stockholders' equity.......                  23,724        25,085              24,605      24,036


                                      CAPITALIZATION

The following table summarizes the Company's debt and stockholders' equity at September 30, 2005:

<CAPTIONS>

                                                                      September 30, 2005
                                                                       Actual     As adjusted
                                                                       ------     -----------
(in thousands)                                                                       (1)
Short-term debt:
 Current portion of long-term debt......................             $  1,861        $  1,861
Long-term debt (2):                                                  ========        ========
 Notes payable.  ....................                                $ 25,742        $ 25,742
Subordinated notes:
 7 1/2% convertible subordinated notes due2006...........              12,309             -
 8 1/4% limited convertible senior subordinated notes due 2012......   17,868           30,177
 9 1/2% subordinated debentures due2012..........                       1,057            1,057
                                                                     --------         --------
 Total long-term debt and subordinated notes..                       $ 58,837        $  58,837
Stockholders' equity:                                                --------          -------
 Preferred stock, par value $l.00
 (authorized 500,000 shares; issued 0 shares)
 Common Stock, par value $1.00
 (authorized 5,500,000 shares; issued 2,453,591 shares).......        $ 2,453        $  2,453
 Class B Stock par value $1.00
 (authorized 1,000,000 shares; issued 286,814 shares)..........           287             287

 Additional paid-in capital..................                          13,901          13,901
 Retained earnings.....................                                19,908          19,908
 Accumulated other comprehensiveloss..............                       (985)           (985)
 Treasury stock at cost (1,480,050 shares)(3)...........              (11,840)        (11,840)
                                                                     --------        --------
 Total stockholders'equity....................                       $ 23,724        $ 23,724
                                                                      -------        --------

 Total capitalization....................................            $ 82,561        $ 82,561
                                                                      =======        ========

(1) Adjusted to reflect the exchange of $12,309,000 principal amount of 7 1/2% Notes for $12,309,000 principal amount of 8 1/4% Notes.

(2) For information as of December 31, 2004 regarding the Company's long-term debt, commitments and contingencies, see Notes 9 and 15 of the Notes to Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2004 which is incorporated by reference herein.

(3) Excludes additional 286,814 shares of Common Stock held for conversion of Class B Stock.

                                  RISK FACTORS

    You should carefully consider the Risk Factors set forth below, as well as the other information appearing in this Offering Circular and the documents to which we refer you, including those incorporated by reference, before deciding whether or not to exchange your 7 1/2% Notes for 8 1/4% Notes.


Leverage

         As of September 30, 2005, without adjusting for any additional issuance of the 8 1/4% Notes on a dollar for dollar exchange for the remaining 7 1/2% Notes, our total long-term debt (including current portion) was $58.8 million. We expect we will incur indebtedness in addition to the 8 1/4% Notes in connection with the implementation of our growth strategy. The Indenture governing the 8 1/4% Notes does not restrict the ability of us, or our subsidiaries, to incur additional indebtedness, including Senior Indebtedness. Additional indebtedness of the Company may rank senior or pari passu with the 8 1/4% Notes in certain circumstances, while additional indebtedness of our subsidiaries will rank effectively senior to the 8 1/4% Notes. See the section of this Offering Circular entitled "Description of 8 1/4% Notes." Our ability to satisfy our obligations will be dependent upon our future performance, which is subject to prevailing economic conditions and financial, business and other factors, including factors beyond our control. There can be no assurance that our operating cash flows will be sufficient to meet our debt service requirements or to repay the 8 1/4% Notes at maturity or that we will be able to refinance the 8 1/4% Notes or other indebtedness at maturity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."


Subordination

         The 8 1/4% Notes are senior to the 7 1/2% Notes in the event of bankruptcy, liquidation or reorganization. The 8 1/4% Notes are unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all present and future Senior Indebtedness and other liabilities of the Company and will be effectively subordinated to all indebtedness and other liabilities of our subsidiaries. In the event of our bankruptcy, liquidation or reorganization, our assets will be available to pay obligations on the 8 1/4% Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the 8 1/4% Notes then outstanding. The Holders of any indebtedness of our subsidiaries will be entitled to payment of the indebtedness from the assets of the subsidiaries prior to the holders of any general unsecured obligations of the Company, including the 8 1/4% Notes. At September 30, 2005, we had approximately $11.1 million of outstanding Senior Indebtedness and our subsidiaries had indebtedness and other liabilities of approximately $23.7 million. In the event of a payment default with respect to Senior Indebtedness, no payments may be made on account of the 8 1/4% Notes until such default no longer exists with respect to our Senior Indebtedness. See the section of this Offering Circular entitled "Description of 8 1/4% Notes" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."


Risks Related to a Repurchase Event

         Upon the occurrence of a Repurchase Event, each Holder of the 8 1/4% Notes may require us to repurchase all or a portion of such Holder's 8 1/4% Notes. If a Repurchase Event were to occur, there can be no assurance that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price for all the 8 1/4% Notes tendered by Holders thereof. In addition, the occurrence of certain Repurchase Events could constitute an event of default under certain of our current debt agreements, and our repurchase of the 8 1/4% Notes as a result of the occurrence of a Repurchase Event may be prohibited or limited by, or create an event of default under, the terms of future agreements relating to our borrowings of, including agreements relating to Senior Indebtedness. In the event a Repurchase Event occurs at a time when we are prohibited from purchasing the 8 1/4% Notes, we could seek the consent of our lenders to purchase the 8 1/4% Notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we would remain prohibited from purchasing the 8 1/4% Notes. In such case, our failure to purchase tendered 8 1/4% Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a further default under certain of our existing debt agreements and may constitute a default under the terms of other indebtedness that we may incur from time to time. In such circumstances, the subordination provisions in the Indenture would prohibit payments to the Holders of the 8 1/4% Notes. See the section of this Offering Circular entitled "Description of 8 1/4% Notes-Repurchase at Option of Holders Upon a Repurchase Event."


Reliance on Key Suppliers

    We design certain of our materials to match components furnished by suppliers. If such suppliers were unable or unwilling to provide us with those components, we would have to contract with other suppliers to obtain replacement sources. In particular, we purchase almost all of the LED module blocks used in our electronic information displays from a single supplier. We do not have a long-term supply contract with this supplier. A change in suppliers of either LED module blocks or certain other components may result in engineering design changes, as well as delays in obtaining such replacement components. We believe there are presently other qualified vendors of these components. Our inability to obtain sufficient quantities of certain components as required, or to develop alternative sources at acceptable prices and within a reasonable time, could result in delays or reductions in product shipments that could have a materially adverse effect on our business and results of operations.


Competition

    Our electronic information displays compete with a number of competitors, both larger and smaller than us, and with products based on different forms of technology. In addition, there are several companies whose current products utilize similar technology and who possess the resources to develop competitive and more sophisticated products in the future. Our success is somewhat dependent upon our ability to anticipate technological changes in the industry and to successfully identify, obtain, develop and market new products that satisfy evolving industry requirements. There can be no assurance that competitors will not market new products which have perceived advantages over our products or which, because of pricing strategies, render the products currently sold by us less marketable or otherwise adversely affect our operating margins. Our motion picture theatres are subject to varying degrees of competition in the geographic areas in which they operate. In one geographical area, theatres operated by national circuits compete with our theatres. Our theatres also face competition from all other forms of entertainment competing for the public's leisure time and disposable income.


Nature of Leasing and Maintenance Revenues

    We derive a substantial percentage of our revenues from the leasing of our electronic information displays, generally pursuant to leases which generally have an average term of three years. Consequently, our future success is at least partly dependent on our ability to obtain the renewal of existing leases or to enter into new leases as existing leases expire. We also derive a significant percentage of our revenues from maintenance agreements relating to our display products. The average term of such agreements is generally three to five years. A portion of the maintenance agreements are cancelable upon 30 days notice. There can be no assurance that we will be successful in obtaining renewal of existing leases or maintenance agreements, obtaining replacement leases or realizing the value of assets currently under leases that are not renewed.


Dependence on Key Personnel

    We believe that our President and Co-Chief Executive Officer, Michael R. Mulcahy and our Co-Chief Executive Officer and Executive Vice President, Thomas Brandt, play a significant role in the success of the Company and the loss of the services of either could have an adverse effect on the Company. There can be no assurance that the Company would be able to find a suitable replacement for either Mr. Mulcahy or Mr. Brandt. The Company has employment agreements with Mr. Mulcahy and Mr. Brandt which expire in 2010 and 2009, respectively, which may be extended by the employees in case of a change-in-control approved by the present Board of Directors. The Company believes that in addition to the above referenced key personnel, there is a core group of executives that also plays a significant role in the success of the Company.



Effect of Certain Anti-Takeover Provisions and Control by Existing Stockholders

    Our Restated Certificate of Incorporation contains certain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our Common Stock, thus making it less likely that a stockholder will receive a premium on any sale of shares. Under our Restated Certificate of Incorporation, we have two classes of common stock outstanding, Common Stock and Class B Stock, each with its own rights and preferences. Each share of Class B Stock receives ten votes per share on all matters submitted to a vote of the stockholders versus the one vote received for each share of Common Stock. The Class B Stock is entitled to vote separately as a class on any proposal for the merger, consolidation and certain other significant transactions. See the sections of this Offering Circular entitled "Description of Capital Stock-Common Stock" and "Class B Stock." Moreover, our Board of Directors is divided into three classes, each of which serves for a staggered three-year term, making it more difficult for a third party to gain control of our Board. Our Restated Certificate of Incorporation also has a provision that requires a four-fifths vote on any merger, consolidation or sale of assets with or to an "Interested Person" or "Acquiring Person."

    Additionally, we are authorized to issue 500,000 shares of Preferred Stock containing such rights, preferences, privileges and restrictions as may be fixed by our Board of Directors which may adversely affect the voting power or other rights of the holders of Common Stock or delay, defer or prevent a change in control of the Company, or discourage bids for the Common Stock at a premium over its market price or otherwise adversely affect the market price of the Common Stock. See the section of this Offering Circular entitled "Description of Capital Stock-Preferred Stock." Our Board of Directors is also authorized to issue 3,000,000 shares of Class A Stock which is identical to the Common Stock but is non-voting and is entitled to a 10% higher dividend than the Common Stock. See the section of this Offering Circular entitled "Description of Capital Stock-Class A Stock."

    As of December 31, 2005, 16 stockholders, who are executive officers and/or directors of the Company beneficially own approximately 81.96% of our outstanding Class B Stock, 10.36% of all classes and 64% of the voting power.
As a result, these stockholders collectively will continue to have the ability to elect all of our directors and to veto major transactions for which a stockholder vote is required under Delaware law, including mergers, consolidations and certain other significant transactions. These stockholders could also block tender offers for our Common Stock that could give stockholders the opportunity to realize a premium over the then prevailing market price for their shares of Common Stock.


Limited Trading Volume and Volatility of Stock Price

    Our Common Stock is not widely held and the volume of trading has been low and sporadic. Accordingly, the Common Stock is subject to increased price volatility and reduced liquidity. There can be no assurance a more active trading market for the Common Stock will develop, or be sustained if it does develop. The limited public float of our Common Stock could cause the market price for the Common Stock to fluctuate substantially. In addition, stock markets have experienced wide price and volume fluctuations in recent periods and these fluctuations often have been unrelated to the operating performance of the specific companies affected. Any of these factors could adversely affect the market price of the Common Stock.


Shares Eligible for Future Sale

    Future sales of Common Stock in the public market following the Exchange Offer by current stockholders of the Company could adversely affect the market price for the Common Stock. Following the Exchange Offer, 259,990 shares of Common Stock (including Class B Stock if converted into equal amounts of Common Stock) may be sold in the public market by executive officers and directors, subject to the limitations contained in Rule 144 under the Securities Act of 1933, as amended. Sales of substantial amounts of the shares of Common Stock in the public market, or even the potential for such sales, could adversely affect the prevailing market price of our Common Stock.

                INTEREST IN SECURITIES OF TRANS-LUX CORPORATION

    (a) The following table sets forth information as of December 31, 2005 with respect to the beneficial ownership of Trans-Lux Class B Stock and Common Stock or shares acquirable within 60 days of such date by each person who is a director and executive officer of Trans-Lux; and all persons as a group who are executive officers and directors of Trans-Lux, and as to the percentage of outstanding shares held by them on that date.


<CAPTIONS>
                                                              Amount
                                                            Beneficially     Percent    Percent of
Name, Status and Mailing Address          Title of Class      Owned         of Class    all Classes

Richard Brandt......................      Class B Stock     133,208 (1)      46.44%       10.57%
Director, Consultant and beneficial       Common Stock       25,038 (1)       2.51%        1.95%
owner of more than 5% of Trans-Lux's
Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

Matthew Brandt........................    Class B Stock      41,700          14.54%        3.31%
Director, Executive Vice President and    Common Stock       10,480 (2)       1.07%           *
beneficial owner of more than 5% of
Trans-Lux's Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

Thomas Brandt..........................   Class B Stock      41,700          14.54%        3.31%
Director, Executive Vice President, Co-   Common Stock       11,354 (2)       1.15%           *
Chief Executive Officer and beneficial
owner of more than 5% of Trans-Lux's
Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

Steven Baruch.........................    Common Stock        1,600 (3)          *            *
Director
110 Richards Avenue
Norwalk, CT  06856-5090

Howard M. Brenner.....................    Common Stock        2,000 (3)          *            *
Director
465 Park Avenue
New York, NY  10022

Jean Firstenberg......................    Common Stock        1,420 (3)          *            *
Director
110 Richards Avenue
Norwalk, CT  06856-5090

Robert B. Greenes.....................    Common Stock        5,000 (4)          *            *
Director110 Richards Avenue
Norwalk, CT  06856-5090

Gene Jankowski........................    Common Stock        3,500 (3)          *            *
Director and Chairman of the Board
(Non-executive Officer)
110 Richards Avenue
Norwalk, CT  06856-5090

Victor Liss...........................    Class B Stock       9,728           3.39%           *
Vice Chairman of the Board and            Common Stock       13,444 (5)       1.38%        1.06%
Consultant
110 Richards Avenue
Norwalk, CT  06856-5090

Howard S. Modlin......................    Class B Stock       8,751 (6)       3.05%           *
Director                                  Common Stock        2,500 (6)          *            *
445 Park Avenue
New York, NY  10022-2606

Michael R. Mulcahy....................    Common Stock       20,803 (7)       2.10%        1.63%
Director, President and Co-Chief
Executive Officer
110 Richards Avenue
Norwalk, CT  06856-5090

Al L. Miller..........................    Common Stock          611              *            *
Executive Vice President
110 Richards Avenue
Norwalk, CT  06856-5090

Angela D. Toppi.......................    Common Stock        7,000 (8)          *            *
Executive Vice President Treasurer,
Secretary and Chief Financial Officer
110 Richards Avenue
Norwalk, CT  06856-5090

Karl P. Hirschauer....................    Common Stock          629              *            *
Senior Vice President
110 Richards Avenue
Norwalk, CT  06856-5090

John Long.............................    Common Stock        1,300 (9)          *            *
Senior Vice President
110 Richards Avenue
Norwalk, CT  06856-5090

Thomas F. Mahoney.....................    Common Stock        2,600 (4)          *            *
Senior Vice President
110 Richards Avenue
Norwalk, CT  06856-5090

All directors and executive officers...   Class B Stock     235,087 (10)     81.96%       18.65%
as a group (16 persons)                   Common Stock      109,279 (10)     10.36%        8.14%


(1) The amount includes 4,232 shares of Class B Stock owned by Mrs. Brandt, 12,500 shares of Common Stock acquirable upon exercise of stock options, 11,111 shares of Common Stock acquirable upon conversion of $100,000 principal amount of 8 1/4% Notes and 1,427 shares of Common Stock acquirable upon conversion of $20,000 principal amount of the 7 1/2% Notes.

(2) The amount includes 10,000 shares of Common Stock acquirable upon exercise of stock options. Messrs. M. Brandt and T. Brandt are Mr. R. Brandt's sons.

(3) The amount includes 1,000 shares of Common Stock acquirable upon exercise of stock options.

(4) The amount includes 2,500 shares of Common Stock acquirable upon exercise of stock options.

(5) The amount includes 1,500 shares of Common Stock acquirable upon exercise of stock options, 1,111 shares of Common Stock acquired on conversion of $10,000 principal amount of the 8 1/4% Notes and 1,427 shares of Common Stock acquirable upon conversion of $20,000 principal amount of the 7
    1/2% Notes.

(6) The amount includes 5,939 shares of Class B Stock owned by Mr. Modlin's immediate family or held in trust for Mr. Modlin's immediate family, and 2,500 shares of Common Stock acquirable upon exercise of stock options.

(7) The amount includes 17,500 shares of Common Stock acquirable upon exercise of stock options.

(8) The amount includes 6,000 shares of Common Stock acquirable upon exercise of stock options.

(9) The amount includes 300 shares of Common Stock acquirable upon exercise of stock options.

(10)The amount includes 10,171 shares of Class B Stock set forth in footnotes 1 and 6 above, 12,222 shares of Common Stock acquired upon conversion of the 8 1/4% Notes set forth in Footnotes 1 and 5 above, 2,854 shares of Common Stock acquirable upon conversion of the 7 1/2% Notes set forth in footnotes 1 and 5 above, and 69,300 shares of Common Stock which members of the group have the right to acquire by exercise of stock options (including director stock options).

  *  Less than 1%

         Neither Trans-Lux nor any officers or directors of Trans-Lux had any transactions in the 7 1/2% Notes during the 60 days preceding either February 6, 2006, the date of the Offering Circular or February 6, 2006, the commencement of the Exchange Offer.


            PERSONS/ASSETS, RETAINED, EMPLOYED, COMPENSATED OR USED

    Trans-Lux will pay all the expenses of making the Exchange Offer, including the fees of the Exchange Agent. Trans-Lux will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding copies of the Offering Circular and related documents for the beneficial owners of the 7 1/2% Notes held in their names or in forwarding tenders for their customers. Trans-Lux has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting tenders for the Exchange Offer.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    Trans-Lux is the filing person and subject company of the Exchange Offer. The following persons are the directors and/or executive officers of Trans-Lux and set forth below is their name, title, age and principal occupation for the past five years:

<CAPTIONS>

                                                Office                                         Age
                                                ------
Michael R. Mulcahy       President, Co-Chief Executive Officer and Director                     57
Thomas Brandt            Executive Vice President, Co-Chief Executive Officer                   42
                         and Director
Matthew Brandt           Executive Vice President and a Director                                42
Al L. Miller             Executive Vice President                                               59
Angela D. Toppi          Executive Vice President, Treasurer, Secretary                         50
                         and Chief Financial Officer
Karl P. Hirschauer       Senior Vice President                                                  60
John Long                Senior Vice President                                                  59
Thomas F. Mahoney        Senior Vice President                                                  58
Steven Baruch            Director                                                               67
Richard Brandt           Director                                                               78
Howard M. Brenner        Director                                                               72
Jean Firstenberg         Director                                                               69
Robert B. Greenes        Director                                                               84
Gene Jankowski           Chairman of the Board (Non-executive Officer) and Director             71
Victor Liss              Director                                                               68
Howard S. Modlin         Director                                                               74

         Messrs. Mulcahy, T. Brandt, M. Brandt, Miller, Hirschauer, Mahoney and Ms. Toppi have been associated in an executive capacity with Trans-Lux for more than five years. Mr. Long was elected Senior Vice President in charge of Outdoor Operations on March 24, 2004 and has been employed by the Company since 1997. Mr. Long served as Senior Vice President of Outdoor Display Subsidiaries between March 27, 2002 and March 24, 20004 and served as Vice President of Trans-Lux Midwest Corporation between December 10, 1998 and March 27, 2002.

         Mr. Steven Baruch is Executive Vice President of Presidential Realty Corporation and a producer of plays and musicals.

         Mr. Howard M. Brenner is Senior Advisor of MLGA Holding, Inc.; Director of Interep National Radio Sales, Inc.; formerly Chairman and Chief Executive Officer of HCFP Brenner Securities LLC; formerly President of Brenner Securities; formerly Senior Vice President of Loewenbaum & Company Incorporated; formerly Vice Chairman of Southcoast Capital Corporation; formerly President of Drexel Burnham Lambert Incorporated; and formerly member of Board of Governors of the American Stock Exchange and District 10 Committee (NY) National Association of Securities Dealers Inc.

         Mr. Robert B. Greenes is Chairman of the Executive Committee of Trans-Lux, Chairman of National Oilheat Research Alliance; President of Petroconsult, Inc.; President of East Coast Energy Council; and formerly President and Chief Executive Officer of Public Fuel Service Inc. and all of its subsidiaries.

         Mr. Howard S. Modlin is an Attorney and President of the firm Weisman Celler Spett & Modlin, P.C.; Director of Fedders Corporation and a Director and Secretary and, since November 2001; and Chairman and Chief Executive Officer of General DataComm Industries, Inc.

         Mr. Richard Brandt is Chairman Emeritus of Trans-Lux; Consultant to Trans-Lux; formerly its Chairman of the Board; Director of Presidential Realty Corporation; Chairman Emeritus and Trustee of the American Film Institute; and formerly Trustee of The College of Santa Fe.

         Ms. Jean Firstenberg is Director and Chief Executive Officer of the American Film Institute and formerly Trustee of Boston University.

         Mr. Gene Jankowski is Chairman of the Board of Trans-Lux, Chairman of Jankowski Communications System, Inc.; Advisor Managing Director of Veronis Suhler & Associates Inc.; formerly Director of TV Azteca; formerly Co-Chairman of St. Vincent's College; formerly Trustee of St. Vincent's Medical Center; formerly President and Chairman of the CBS Broadcast Group; and is Chairman Emeritus of the American Film Institute.

         Mr. Victor Liss is Vice Chairman of the Board and a Consultant to Trans-Lux; Director of Wellpoint, Inc., formerly known as Anthem, Inc.; Chairman of Norwalk Hospital; Co-Chairman of the Advisory Board to University College of Sacred Heart; and formerly President and Chief Executive Officer of Trans-Lux.

    The business address and telephone number for all of the above directors and executive officers is c/o Trans-Lux Corporation, 110 Richards Avenue, Norwalk, Connecticut 06856-5090 and (203) 853-4321.

    Pursuant to General Instruction C to Schedule TO, the following are the controlling persons of Trans- Lux.

    Mr. Richard Brandt, by virtue of his holdings of Class B Stock, which has 10 votes per share, may be deemed to be a controlling person of Trans-Lux. His address and telephone number is c/o Trans-Lux Corporation, 110 Richards Avenue, Norwalk, Connecticut 06856-5090 and (203) 853-4321.


         OTHER AGREEMENTS BETWEEN THE COMPANY AND ITS SECURITY HOLDERS

         Trans-Lux had in effect a stock option plan, which was approved by its stockholders, which expired in 2005 pursuant to which incentive and non-qualified stock options could be granted to employees and has in effect, a Non-employee Director Stock Option Plan under which non-qualified stock options may be granted to non-employee directors. Approximately six employees currently hold options to purchase 46,300 shares of Trans-Lux Common Stock at prices ranging from $5.40 per share to $15.1875 per share and expiration dates ranging from March 13, 2007 to June 26, 2012. The option plan provides that options must be granted at an exercise price equal to the average high and low price of the Common Stock on the American Stock Exchange on the date of grant and may not be exercised prior to one year from the date of grant. Trans-Lux and Continental Stock Transfer and Trust Company are parties to Indentures governing the 7 1/2% Notes and Trans- Lux' 9 1/2% Subordinated Debentures due 2012. Trans-Lux and Wells Fargo Bank, N.A. are parties to the Indenture governing the 8 1/4% Notes.

                               THE EXCHANGE OFFER


Terms of the Exchange Offer

    Subject to the conditions described below, the Company hereof offers $1,000 principal amount of its 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 (the "8 1/4% Notes") in exchange for each $1,000 principal amount of its 7 1/2% Convertible Subordinated Notes due 2006 (the "7 1/2% Notes").

    The Exchange Offer will expire 5:00 P.M., New York City time, on March 6, 2006 subject to extension by written notice by the Company to the Exchange Agent. Such date, as it may be extended, is herein referred to as the "Expiration Date."

         The Company is offering to exchange all $12,309,000 principal amount of its remaining 7 1/2% Notes presently outstanding. Tenders may be withdrawn at any time prior to 5:00 P.M., New York City time, on March 6, 2006 and at any time after April 3, 2006 if they have not been accepted by such date.

         We do not know whether or not 7 1/2% Noteholders will find the Exchange Offer attractive and tender their 7 1/2% Notes. However, two directors of the Company who own an aggregate of $40,000 of the 7 1/2% Notes have indicated they will tender their 7 1/2% Notes.

Principal Differences Between the 8 1/4% Notes and the 7 1/2% Notes
-------------------------------------------------------------------

         Interest.  The 8 1/4% Notes bear interest at the rate of 8.25% (or
         --------
$82.50 per $1,000 principal amount) per annum. The interest will accrue beginning March 1, 2006. The 7 1/2% Notes bear interest at the rate of 7.50% (or $75.00 per $1,000 principal amount) per annum, and, with respect to the 7 1/2% Notes tendered and exchanged, such interest will accrue through the end of February, 2006. Such interest, to the extent so accrued, will be paid to exchanging 7 1/2% Noteholders together with their certificates for 8 1/4% Notes.

    Limited Convertibility.  Each $1,000 principal amount of the 8 1/4% Notes is
    -----------------------
convertible into 111 Shares of our Common Stock at $9.00 per share, subject to adjustment under certain conditions, up to March 1, 2007. Each $1,000 principal amount of the 7 1/2% Notes is convertible into 71 shares of our Common Stock at $14.013 per share, subject to adjustment under certain conditions, until maturity on December 1, 2006. See the section of this Offering Circular entitled "Price Range of 8 1/4% Notes, 7 1/2% Notes and Common Stock and Dividends on Common Stock" for a description of recent market prices of the 8 1/4% Notes, 7 1/2% Notes and the Common Stock and see the sections of this Offering Circular entitled "Description of 8 1/4% Notes and Description of 7 1/2% Notes" for a description of their respective conversion rights.

    Redemption and Sinking Funds.  The 8 1/4% Notes may, at the Company's
    ----------------------------
option, be redeemed, in whole or in part, at any time after March 1, 2006, at 102% of the principal amount redeemed plus accrued interest and at rates declining to 100% on and after March 1, 2008. We have no present intention to redeem the 8 1/4% Notes. There is no sinking fund for the 8 1/4% Notes or the 7 1/2% Notes.

          The 7 1/2% Notes are currently redeemable, at our option in whole or in part, at a current redemption price equal to 100% of the principal amount redeemed plus accrued interest. The Company may either redeem the remaining 7 1/2% Notes at any time following the expiration date of the Exchange Offer and/or pay them at maturity on December 1, 2006.

         Maturity.  The 8 1/4% Notes will mature in 2012 which is subsequent to
          --------
the maturity of the 7 1/2% Notes which mature on December 1, 2006.

         Subordination.  The 8 1/4% Notes and the 7 1/2% Notes are each
         -------------
subordinated to Senior Indebtedness. However, the respective indentures provide that as between themselves, the 8 1/4% Notes are senior to the 7 1/2% Notes upon any distribution of the Company's assets upon any dissolution, winding up, liquidation, readjustment or reorganization of the Company or its property. See the sections of this Offering Circular entitled "Description of 8 1/4% Notes" and "Description of 7 1/2% Notes."

    Restrictions.  The 8 1/4% Notes do not have any restriction on incurrence of
    -------------
additional indebtedness, issuance of preferred stock or restricted payments.
The 7 1/2% Notes have restrictions on incurrence of additional indebtedness, issuance of preferred stock and restricted payments.

    Security.  The 8 1/4% Notes and the 7 1/2% Notes are unsecured.
    ---------

Subsequent Trading in Securities Exchanged
------------------------------------------

         The 7 1/2% Notes are listed on the AMEX under the symbol TLX.c. If as a result of the Exchange Offer the principal amount of the 7 1/2% Notes or the distribution and number of 7 1/2% Noteholders should fall below the AMEX's minimum standards for listed Notes, such 7 1/2% Notes might be delisted by the AMEX in which event it would be likely that the 7 1/2% Notes would be traded in the over-the-counter market.

    The 8 1/4% Notes are listed on the AMEX and are issuable in denominations of $1,000 and integral multiples of $1,000.


Purpose of the Exchange Offer

    The purpose of the Exchange Offer is to provide the 7 1/2% Noteholders an opportunity to receive a higher annual interest rate, a lower conversion rate, extension of the maturity of their debt securities, and subordination rights senior to the 7 1/2% Notes in the event of bankruptcy, liquidation or reorganization in exchange for their acceptance of removal of the conversion feature of such debt securities in 2007, extending the maturity of the amount exchanged and removal of certain restrictions on the Company's issuance of additional indebtedness and preferred stock, repurchase of securities and payments of dividends. To the extent successful, it will reduce the amount of cash required by the Company to redeem the 7 1/2% Notes on maturity on December 1, 2006.


Tax Consequences
----------------

         With respect to the Federal income tax consequences of the exchange, the Company believes that (i) no gain or loss would be recognized by any 7 1/2% Noteholder on the receipt of 8 1/4% Notes solely in exchange for the 7 1/2% Notes; (ii) the basis of the 8 1/4% Notes received by an exchanging 7 1/2% Noteholder would be the same as such 7 1/2% Noteholder's basis in the 7 1/2% Notes surrendered in exchange therefor; and (iii) the holding period of the 8 1/4% Notes received by an exchanging 7 1/2% Noteholder would include the period during which such 7 1/2% Noteholder held the 7 1/2% Notes surrendered in exchange therefor, provided the 7 1/2% Notes surrendered constituted a capital asset in the exchanging 7 1/2% Noteholder's hands as of the date of the exchange. If the 7 1/2% Notes are either redeemed or paid for at maturity by the Company, the 7 1/2% Noteholder will have a gain or loss depending on its basis.


Expiration and Extension of the Exchange Offer

    The Exchange Offer will expire at 5:00 P.M., New York City time, on March 6, 2006 unless extended by the Company. During any extension of the Exchange Offer, all 7 1/2% Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer (and to the withdrawal rights specified herein) and may be accepted for exchange by the Company. The Exchange Offer may be extended by oral or written notice from the Company to the Exchange Agent at any time or from time to time on or prior to the date then fixed for the expiration of the Exchange Offer. The date fixed for the expiration of the Exchange Offer, as it may be extended, is referred to as the "Expiration Date." Public announcement of any extension of the Exchange Offer will be timely made by the Company, but, unless otherwise required by law or regulation, the Company shall not have any obligation to communicate such public announcement other than by making a release to the Dow Jones News Service, the substance of which is carried over the Dow Jones Broad Tape.


Conditions of the Exchange Offer

         The Company will not be required to issue 8 1/4% Notes in respect of any properly tendered 7 1/2% Notes not accepted and may amend or terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service, the substance of which is carried over the Dow Jones Broad Tape) if any material change occurs which is reasonably likely to adversely affect the Exchange Offer or the value or market price of the 7 1/2% Notes including, but not limited to the following:

         (a) the Exchange Offer is determined to violate any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission; or

         (b) there shall occur any development in any pending action or proceeding, which, in the reasonable judgment of the Company, would or is likely to (i) have an adverse effect on the business of the Company, or (ii) prohibit, restrict or delay consummation of the Exchange Offer;

         (c) there shall occur any general suspension of, or limitation on prices for, trading in securities on the AMEX;

         (d) there shall occur any change, or development involving a prospective change, which has had or is likely to have a material adverse effect on the business of the Company or the Exchange Offer.

         The foregoing conditions are for the sole benefit of the Company and must be satisfied or waived by the Company, in whole or in part, equally as to all 7 1/2% Noteholders in its sole discretion, other than
 (i) those dependent upon receipt of government regulating approval, prior to the expiration of the Exchange Offer and (ii) excluding waiver of violation of law. Any determination made by the Company concerning an event described or referred to above will be final and binding on all parties to the Exchange Offer.

      The Company expressly reserves the right to terminate or amend the Exchange Offer and not accept for exchange any 7 1/2% Note upon the occurrence of any of the foregoing conditions.


How to Tender 7 1/2% Notes

    In order to tender certificates of 7 1/2% Notes for exchange, the 7 1/2% Noteholder must submit a Letter of Transmittal which is being mailed to Holders of record. A Letter of Transmittal may be requested by sending a written request to Ms. Angela D. Toppi, Secretary, Trans-Lux-Corporation. Letters of Transmittal may also be obtained by telephone request to Ms. Toppi at (203) 853-4321 or by email at atoppi@trans-lux.com.

         Upon receipt of the Letter of Transmittal, a 7 1/2% Noteholder may tender 7 1/2% Notes by (i) properly completing and signing the Letter of Transmittal or facsimile thereof (all references in this Offering Circular to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate(s) representing the principal amount of 7 1/2% Notes being tendered to the Exchange Agent on or prior to the Expiration Date, or (ii) requesting a broker, dealer, bank, trust company or other nominee to effect the transaction.

         If tendered 7 1/2% Notes are registered in the name of the signer of the Letter of Transmittal and the 8 1/4% Notes to be issued in exchange therefor are to be issued in the name of the registered Holder and delivered to the address appearing on the Company's transfer books, the signature of such signer need not be guaranteed. If the 8 1/4% Notes are to be issued in the name of a person other than the registered 7 1/2% Noteholder of the certificate(s) of the 7 1/2% Notes tendered, the tendered certificate(s) must be endorsed or accompanied by bond powers or written instruments of transfer in form satisfactory to the Company and duly executed by the registered owner, and the signature on the endorsement or bond power must be guaranteed by a participation in a Securities Transfer Association recognized signature program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the 8 1/4% Notes are to be delivered to an address other than that of the registered Holder appearing on the Company's transfer books, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    THE METHOD OF DELIVERY OF THE 7 1/2% NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE 7 1/2% NOTEHOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED BE USED, AND PROPER INSURANCE OBTAINED.

         For the convenience of 7 1/2% Noteholders whose certificate(s) are not immediately available, tenders may be made without the concurrent deposit of certificate(s) if made through an Eligible Institution. In such case, the Letter of Transmittal must be received by the Exchange Agent prior to the Expiration Date and must contain a guarantee from an Eligible Institution that the tendered certificate(s) will be deposited within three business days after the date of receipt of the Letter of Transmittal by the Exchange Agent and, if possible, should list the serial numbers of the tendered certificate(s). If a 7 1/2$ Noteholder desires to accept the Exchange Offer and time will not permit his or her Letter of Transmittal to reach the Exchange Agent before the Expiration Date, his or her tender may be effected if the Exchange Agent has received prior to such date a letter or facsimile transmission from an Eligible Institution setting forth the name of the tendering 7 1/2% Noteholder, the principal amount tendered, the name(s) in which the 7 1/2% Notes are registered and, if possible, the serial numbers of the certificate(s) to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the date of receipt of such letter or facsimile transmission by the Exchange Agent, the 7 1/2% Note certificate(s) together with the Letter of Transmittal (and any other required documents), will be deposited by such Eligible Institution with the Exchange Agent. Unless certificates being tendered by either of the above- described methods are deposited with the Exchange Agent within the time periods set forth above (accompanied or preceded by a properly completed Letter of Transmittal), the Company may, at its option, reject that tender.

         A tender will be deemed to have been received by the Company as of the date when the tendering 7 1/2% Noteholder's duly signed Letter of Transmittal accompanied by certificate(s) or a guarantee of delivery or a letter or facsimile transmission (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of certificates for the 8 1/4% Notes in exchange for the 7 1/2% Notes tendered pursuant to a guarantee of delivery or a letter or facsimile transmission (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered certificates.

         Any principal amount of the 7 1/2% Notes in multiples of $1,000 may be tendered. Tendering 7 1/2% Noteholders may tender less than all of the principal amount represented by the certificates they hold provided they appropriately indicate this fact on the Letter of Transmittal accompanying their tendered 7 1/2% Note certificates. Tenders of amounts which are not multiples of $1,000 will not be accepted.

    With respect to tenders of the 7 1/2% Notes, the Company reserves full discretion to determine whether the documentation is complete and generally to determine all questions as to tenders, including the date of receipt of a tender, the propriety of execution of any document, and other questions as to the eligibility or acceptability of any tender. The Company reserves the right to reject any tender not in proper form or to waive any irregularities or conditions, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final. The Company shall not be obligated to give notice of any defects or irregularities in tenders and shall not incur any liability for failure to give any such notice. 7 1/2% Notes shall not be deemed to have been duly tendered unless and until all defects and irregularities have been cured or waived. Certificates for all improperly tendered 7 1/2% Notes, as well as certificates representing principal amounts in excess of those tendered for exchange, will be returned (unless irregularities and defects are timely cured or waived), without cost to the tendering 7 1/2% Noteholder as soon as practicable after the Expiration Date.



Terms and Conditions of the Letter of Transmittal

    The Letter of Transmittal contains the following terms and conditions, which are part of the Exchange Offer:

         Certificates for 7 1/2% Notes tendered for exchange for 8 1/4% Notes must be received (or a timely confirmation of a book-entry transfer of such 7 1/2% Notes into the Exchange Agent's account at Depository Trust Company (Cede & Co.) must be received) by the Exchange Agent, Wells Fargo Bank, N.A., with the Letter of Transmittal and any other required documents by 5:00 P.M., New York City time, on or prior to March 6, 2006 unless extended, or within the time periods set forth above in "How to Tender 7 1/2% Notes" pursuant to a guarantee or letter or facsimile transmission from an Eligible Institution. The party tendering the 7 1/2% Notes for exchange (the "Transferor") assigns and transfers the 7 1/2% Notes to the Company and irrevocably appoints the Company as the Transferor's attorney-in-fact to cause the 7 1/2% Notes to be transferred and exchanged. The Transferor warrants that it has full power to tender these 7 1/2% Notes and the Company will acquire good title to these 7 1/2% Notes. All authority conferred by the Transferor will survive the death or incapacity of the Transferor. Signature(s) on the Letter of Transmittal will be required to be guaranteed and endorsement(s) on the certificates being tendered will be required as set forth above in "How to Tender 7 1/2% Notes." All questions as to the validity, form, and eligibility (including time of receipt and acceptance of the 7 1/2% Notes tendered) will be determined by the Company, in its sole discretion, and such determination will be final and binding. Unless waived by the Company, irregularities and defects must be cured by the Expiration Date. The Company will pay all transfer taxes applicable, if any, due to the transfer and exchange of the 7 1/2% Notes tendered.


Withdrawal of Tenders

         All tenders may be withdrawn at any time prior to 5:00 P.M. March 6, 2006 and after April 3, 2006 if not accepted by the Company. To be effective, notice of withdrawal must be timely received by the Company, addressed in writing to Ms. Angela D. Toppi, Secretary, Trans-Lux Corporation, 110 Richards Avenue, Norwalk, Connecticut 06856-5090, or by the Exchange Agent at its address set forth below under the person named in the Letter of Transmittal as having tendered the principal amount of 7 1/2% Notes to be withdrawn, the name of the registered 7 1/2% Noteholder of such 7 1/2% Notes and the serial number shown on the particular certificate(s) to be withdrawn. The Exchange Agent will return the withdrawn 7 1/2% Notes as soon as practicable following receipt of notice of withdrawal. All questions as to the validity, including time of receipt, of notices of withdrawals, will be determined by the Company, and such determination will be final and binding on all 7 1/2% Noteholders.


Acceptance of Tenders of 7 1/2% Notes; Delivery of 8 1/4% Notes

         Subject to the terms and conditions of the Exchange Offer, the 7 1/2% Notes tendered as described in "How to Tender 7 1/2% Notes" with a properly executed Letter of Transmittal and all other required documentation, and not withdrawn, will be accepted for exchange on the Expiration Date. Once accepted for exchange, tendered 7 1/2% Notes cannot be withdrawn. Delivery of certificates of 8 1/4% Notes to be issued in exchange for properly tendered 7 1/2% Notes will be made by the Exchange Agent as soon as practicable after acceptance of the 7 1/2% Notes.

    Although the Company does not presently intend to do so, if it modifies the terms of the Exchange Offer, such modified terms will be available with respect to all 7 1/2% Notes (but excluding any redeemed 7 1/2% Notes), whether or not such 7 1/2% Notes have been tendered prior to such modification.

    The acceptance by the Company of tendered 7 1/2% Notes pursuant to any one of the procedures set forth in "How to Tender 7 1/2% Notes" will constitute an agreement between the tendering 7 1/2% Noteholder and the Company upon the terms and subject to the conditions of the Exchange Offer.





Exchange Agent

    Wells Fargo Bank, N.A., the Trustee of the 8 1/4% Notes, has been appointed as
Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent as follows:


                                    By Mail:
                                    --------

                        Wells Fargo Bank Minnesota, N.A.
                         Customized Fiduciary Services
                        6th and Marquette, MAC N9303-120
                             Minneapolis, MN 55479
                             Attn:  David Bergstrom



Payment of Expenses

    The Company will pay all the expenses of making the Exchange Offer, including the fees of the Exchange Agent. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding copies of this Offering Circular and related documents to the beneficial owners of the 7 1/2% Notes held in their names or in forwarding tenders for their customers. The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting tenders for the Exchange Offer.

    The Company estimates that expenses of making the Exchange Offer will be approximately $56,817.

              PRICE RANGE OF 8 1/4% NOTES, 7 1/2% NOTES AND COMMON STOCK
                         AND DIVIDENDS ON COMMON STOCK

         Our Common Stock is traded on the American Stock Exchange ("AMEX") under the symbol "TLX." Our 8 1/4% Notes are traded on the AMEX under the symbol TLX.d. Our 7 1/2% Notes are traded on the AMEX under the symbol TLX.c. The following table sets forth the cash dividends paid on Common Stock and the high and low sale prices for the Company's 8 1/4% Notes since issuance, and 7 1/2% Notes and Common Stock as reported on the AMEX for each quarterly period during the last three fiscal years.

<CAPTIONS>
                          Dividends           8 1/4% Notes          7 1/2% Notes       Common Stock

                                         High       Low          High      Low         High      Low

2003
First Quarter.....          $0.035          -           -       $82.00    $79.00      $5.35    $4.75
Second Quarter....           0.035          -           -        84.00     79.25       6.55     5.10
Third Quarter......          0.035          -           -        92.00     84.00       7.79     6.00
Fourth Quarter.....          0.035          -           -        95.00     92.00       7.19     5.85

2004
First Quarter.....           0.035          -           -       100.50     94.00       7.89     5.99
Second Quarter....           0.035    $100.00      $95.00       102.00    100.13       8.20     6.30
Third Quarter....            0.035      99.00       94.00       101.00     98.25       7.02     6.10
Fourth Quarter.....          0.035     102.00       99.00       101.00     99.00       8.00     6.10

2005
First Quarter.....           0.035     100.50      100.50       101.00    101.00       7.59     7.00
Second Quarter....           0.035     101.00      100.00       100.50    100.00       7.00     6.40
Third Quarter....            0.035     101.00       98.25       100.25     98.00       7.00     6.00
Fourth Quarter.....          0.035      98.63       95.00        98.25     98.13       6.10     5.55

2006
First Quarter.....              -       97.00       96.00        99.25     99.00       5.85     5.50
(to February 3, 2006)


On February 3, 2006 the last reported sales price before the announcement, not the commencement of the Exchange Offer, for the 8 1/4% Notes, 7 1/2% Notes and Common Stock on the American Stock Exchange were $96.00, per 8 1/4% Note, $99.00 per 7 1/2% Note, and $5.70 per share, respectively.

    The financial covenants of our existing indebtedness limits our ability to pay dividends on our capital stock to $750,000 per annum. Any future payment of dividends is at the discretion of our Board of Directors and will depend upon, among other things, our results of operations, financial condition, capital requirements and other relevant factors. We intend to pay dividends currently on our Common Stock and Class B Stock.


                                USE OF PROCEEDS

         There will be no proceeds to us from the exchange of the 8 1/4% Notes for the 7 1/2% Notes. Any 7 1/2% Notes accepted in the Exchange Offer will be cancelled.

                            DESCRIPTION OF 8 1/4% NOTES

         The 8 1/4% Notes offered hereby will be issued under an Indenture, (the "8 1/4% Indenture") dated as of March 1, 2004, between the Company and Wells Fargo Bank, N.A., as Trustee (the "Trustee"), a copy of which was filed as an exhibit to Schedule TO of which this Offering Circular is a part. The following summary of certain provisions of the 8 1/4% Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 8 1/4% Indenture, including the definitions therein of certain terms. Wherever a particular Section, Article or defined term is referred to, such Section, Article or defined term refers to the 8 1/4% Indenture and is incorporated herein by reference.


General

         The 8 1/4% Notes are unsecured senior subordinated obligations of the Company, are limited to an aggregate principal amount of $30,177,000 and will mature on March 1, 2012. The 8 1/4% Notes bear interest at the rate per annum of 8.25%, payable semi-annually on March 1 and September 1 of each year, to the person in whose name the 8 1/4% Notes (or any predecessor 8 1/4% Notes) are registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Interest on the 8 1/4% Notes is paid on the basis of a 360-day year of twelve 30-day months, based on actual days elapsed. (Sections 2.04 and 6.01)

         Principal of, and premium, if any, and interest on the 8 1/4% Notes is payable, and the transfer of 8 1/4% Notes is registerable, at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, the City of New York. In addition, payment of interest may, at the option of the Company, be made by check mailed to the address of the person entitled thereto as it appears in the register for the 8 1/4% Notes. (Sections 2.03, 6.01 and 6.02)

         The 8 1/4% Notes are issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiples thereof. (Section 2.02) No service charge will be made for any registration of transfer or exchange of the 8 1/4% Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company is not required (i) to issue, register the transfer of or exchange any 8 1/4% Notes during a period beginning at the opening of business 15 days before the mailing of notice fixed for any redemption and ending at the close of business on such Redemption Date or (ii) to register the transfer of or exchange any 8 1/4% Notes for redemption in whole or in part, except the unredeemed portion of the 8 1/4% Notes being redeemed in part. (Section 2.07)

         All monies paid by the Company to the Trustee or any Paying Agent for the payment of principal of and premium, if any, and interest on any 8 1/4% Notes which remains unclaimed for two years after such principal, premium or interest becomes due and payable may be repaid to the Company. Thereafter, the Holder of such 8 1/4% Note may, as an unsecured general creditor, look only to the Company for payment thereof. (Section 13.04)

         The 8 1/4% Indenture does not contain any provisions that would provide protection to Holders of the 8 1/4% Notes against a sudden and dramatic decline in the credit quality of the Company resulting from any takeover, recapitalization or similar restructuring, except as described below under "Repurchase at Option of Holders Upon a Repurchase Event" and "Consolidation, Merger and Sale of Assets."


Conversion Rights

    The 8 1/4% Notes are convertible into the Common Stock of the Company at any time following the date of initial issuance thereof and up to and including March 1, 2007 (subject to prior redemption by the Company on not less than 30 nor more than 60 days' notice to the Trustee) of the principal amount thereof, initially at the Conversion Price of $9.00 per share (subject to adjustment as described below). The right to convert the 8 1/4% Notes called for redemption or delivered for repurchase will terminate at the close of business on March 1, 2007 and also on the last Trading Day prior to the Redemption Date or the Repurchase Date, if sooner, unless the Company defaults in making the payment due upon redemption or repurchase. (Section 5.01) For information as to notices of redemption, see the section of this Offering Circular entitled "Optional Redemption."

    The Conversion Price will be subject to adjustment in certain events, including (i) dividends (and other distributions) payable in Common Stock or any class of capital stock of the Company, (ii) the issuance to all holders of Common Stock of rights, warrants or options entitling them to subscribe for or purchase Common Stock at less than the current market price, (iii) subdivisions or combinations of Common Stock, (iv) distributions to all holders of Common Stock of evidences of indebtedness of the Company, cash or other assets (including securities, but excluding those dividends, rights, warrants, options and distributions referred to above and excluding dividends and distributions paid exclusively in cash), (v) distributions consisting exclusively of cash (excluding any cash portion of distributions referred to in (iv) above or cash distribution upon a merger or consolidation to which the second succeeding paragraph applies) to all holders of Common Stock in an aggregate amount that, combined together with (a) all other such all-cash distributions made within the preceding 12 months in respect to which no adjustment has been made and (b) any cash and the fair market value of other consideration paid or payable in respect of any tender offers by the Company for Common Stock concluding within the preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of the Company's market capitalization (defined as being the product of the current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date for such distribution, and
(vi) the purchase of Common Stock pursuant to a tender offer made by the Company or any of its subsidiaries which involves an aggregate consideration that together with (a) any cash and the fair market value of any other consideration paid or payable in any other tender offer by the Company or any of its subsidiaries of Common Stock expiring within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made and (b) the aggregate amount of any such all-cash distributions referred to in
(v) above to all holders of Common Stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 12.5% of the Company's market capitalization on the expiration of such tender offer. No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and then taken into account in any subsequent adjustment. (Section 5.04)

    In addition to the foregoing adjustments, the Company will be permitted to make such reduction in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend or distribution of stock or stock rights will not be taxable to the holders of the Common Stock. (Section 5.04)

         Subject to the rights of Holders of the 8 1/4% Notes described below under "Repurchase at Option of Holders Upon a Repurchase Event," in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, each 8 1/4% Note then outstanding would, without the consent of any Holders of the 8 1/4% Notes, become convertible only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a Holder of the number of shares of Common Stock into which such 8 1/4% Note might have been converted immediately prior to such consolidation, merger or transfer (assuming such Holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). (Section 5.10)

         Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon market price. (Section 5.03) 8 1/4% Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except the 8 1/4% Notes called for redemption on a Redemption Date within such period) must be accompanied by payment of an amount equal to the interest thereon which the registered Holder is to receive. In the case of any 8 1/4% Note that has been converted after any Regular Record Date but on or before the next Interest Payment Date, interest whose stated maturity is on such Interest Payment Date will be payable on such Interest Payment Date notwithstanding such conversion, and such interest will be paid to the Holder of such 8 1/4% Note on such Regular Record Date. Except as described above, no interest on converted 8 1/4% Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends will be made upon conversion. (Section 5.02)

         If at any time the Company makes a distribution of property to its stockholders that would be taxable to such stockholders as a dividend for Federal income tax purposes (e.g., distributions of evidence of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the antidilution provisions of the 8 1/4% Indenture, the Conversion Price of the 8 1/4% Notes is reduced, such reduction may be deemed to be the payment of a taxable dividend to holders of the 8 1/4% Notes. Holders of the 8 1/4% Notes could, therefore, have taxable income as a result of an event pursuant to which they receive no cash or property that could be used to pay the related income tax.


Subordination

         The payment of the principal of and premium, if any, and interest on the 8 1/4% Notes will, to the extent set forth in the 8 1/4% Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. Upon any payment or dissolution of assets to creditors upon any liquidation, dissolution, winding- up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will be first entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the 8 1/4% Notes will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on the 8 1/4% Notes. No payment or distribution of any assets of the Company shall be made on account of principal of and premium, if any, or interest on the 8 1/4% Notes, in the event and during the continuation of (i) any default in the payment of principal of or premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto or (ii) any other event of default with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Company and the Trustee by any holders of Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (the "Default Notice"), unless and until such event of default shall have been cured or waived or ceased to exist and such acceleration shall have been rescinded or annulled; provided such payments may not be prevented under clause (ii) above for more than 179 days after an applicable Default Notice has been received by the Trustee unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Senior Indebtedness has been paid in full. No event of default which existed or was continuing on the date of any Default Notice may be made the basis for the giving of a second Default Notice and only one such Default Notice may be given in any 365-day period. (Article Four)

         By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the 8 1/4% Notes may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the 8 1/4% Notes.

         "Senior Indebtedness" means, with respect to the Company, any of the following (without duplication): (i) (a) any liability or obligation of the Company for borrowed money (including, without limitation, principal of and premium, if any, interest, fees, penalties, expenses, collection expenses, and other obligations in respect thereof, and, to the extent permitted by applicable law, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code whether or not allowed as a claim in such proceeding), whether or not evidenced by bonds, debentures, notes or other written instruments, and any other liability or obligation evidenced by notes, bonds, debentures or similar instruments (other than the 8 1/4% Notes) whether or not contingent and whether outstanding on the date of execution of the 8 1/4% Indenture or thereafter created, incurred or assumed, (b) any deferred payment obligation of the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument (excluding any obligation for trade payables or constituting the deferred purchase price of property or assets which is not evidenced by a note or similar instrument and which is unsecured),
(c) any obligation of the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles, (d) all obligations of the Company under interest rate and currency swaps, floors, caps, or similar arrangements intended to fix interest rate obligations or currency fluctuation risks, (e) all obligations of the Company evidenced by a letter of credit or any reimbursement obligation of the Company in respect of a letter of credit, (f) all obligations of others secured by a lien to which any of the properties or assets of the Company are subject (including, without limitation, leasehold interests and any intangible property rights), whether or not the obligations secured thereby have been assumed by the Company or shall otherwise be the Company's legal obligation and (g) all obligations of others of the kinds described in the preceding clauses (a), (b), (c), (d) or (e) assumed by or guaranteed by the Company and the obligations of the Company under guarantees of any such obligations; and
(ii) any amendments, renewals, extensions, deferrals, modifications, refinancing and refunding of any of the foregoing. "Senior Indebtedness" shall not include:
(i) indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (a) is junior in right of payment to the 8 1/4% Notes or (b) ranks pari passu, in right of payment with the 8 1/4% Notes, (ii) any repurchase, redemption or other obligation in respect of Disqualified Capital Stock, (iii) any indebtedness of the Company to any Subsidiary or to any Affiliate of the Company or any of the Subsidiaries, (iv) any indebtedness incurred in connection with the purchase of goods, assets, materials or services in the ordinary course of business or representing amounts recorded as accounts payable, trade payables (which are unsecured) or other current liabilities (other than for borrowed money) or deferred revenue and deposits of the Company on the books of the Company (other than the current portion of any long-term indebtedness of the Company that but for this clause (iv) would constitute Senior Indebtedness), (v) any indebtedness of or amount owed by the Company to employees for services rendered to the Company, (vi) any liability for Federal, state, local or other taxes owing or owed by the Company and (vii) the 7 1/2% Notes and the Company's 9 1/2% Subordinated Debentures due 2012. (Section 1.01) However, the 8 1/4% Notes are Senior Indebtedness with respect to the 7 1/2% Notes and the Company's 9 1/2% Subordinated Debentures due 2012.

         The 8 1/4% Notes are subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's subsidiaries. Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of any such subsidiary (and the consequent right of the Holders of the 8 1/4% Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

         The 8 1/4% Indenture does not restrict the incurrence of additional Indebtedness, including Senior Indebtedness. At September 30, 2005, the Company's Senior Indebtedness aggregated approximately $11.1 million, excluding accrued interest and the Company's subsidiaries had indebtedness and other liabilities of approximately $23.7 million. The Company expects from time to time to incur additional indebtedness, including Senior Indebtedness. See Note 9 of "Notes to Consolidated Financial Statements" for a more detailed description of the Company's outstanding indebtedness. The Company's 7 1/2% Notes and 9 1/2% Subordinated Debentures due 2012 are not Senior Indebtedness.


Optional Redemption

         The 8 1/4% Notes are redeemable at the Company's option, in whole or from time to time in part, upon not less than 20 nor more than 65 days' notice mailed to each Holder of the 8 1/4% Notes to be redeemed at such Holder's address appearing in the Note Register, on any date prior to maturity.

         The Redemption Prices (expressed as a percentage of the principal amount) are as follows for the periods beginning March 1 of the years indicated:

        Year    Percentage
        ----    ----------
        2006    102.00%
        2007    101.00
        2008    100.00

thereafter and at maturity at 100% of principal, together in the case of any such redemption with accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date).

    No sinking fund is provided for the 8 1/4% Notes.


Events of Default

                The following are Events of Default under the 8 1/4% Indenture:

              (i) failure to pay principal of or premium, if any, on any 8 1/4% Note when due, whether or not such payment is prohibited by the subordination provisions of the 8 1/4% Indenture;

              (ii) failure to pay any interest on any 8 1/4% Note when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the 8 1/4% Indenture;

              (iii) default in the payment of the Repurchase Price in respect of any 8 1/4% Note on the Repurchase Date therefor, whether or not such payment is prohibited by the subordination provisions of the 8 1/4% Indenture;

              (iv) failure to perform or breach of any other covenant of the Company in the 8 1/4% Indenture, which continues for 60 days after written notice as provided in the 8 1/4% Indenture; and

              (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. (Section 7.01)

         Subject to the provisions of the 8 1/4% Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the 8 1/4% Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 8.01) Subject to the Trustee being offered reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding 8 1/4% Notes will have the right by written instruction to the Trustee, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 7.05)

         If an Event of Default shall occur and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding 8 1/4% Notes may accelerate the maturity of all 8 1/4% Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding 8 1/4% Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the 8 1/4% Indenture. (Section 7.02) For information as to waiver of defaults, see the section of this Offering Circular entitled "Modification and Waiver" below.

         No Holder of any 8 1/4% Note will have any right to institute any proceeding with respect to the 8 1/4% Indenture or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding 8 1/4% Notes shall have made written request to the Trustee to institute proceedings, (ii) such Holder has offered to the Trustee reasonable indemnity, (iii) the Trustee for 60 days after receipt of such notice has failed to institute any such proceeding and (iv) no direction inconsistent with such request shall have been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding 8 1/4% Notes. (Section 7.06) However, such limitations do not apply to a suit instituted by a Holder of a 8 1/4% Note for enforcement of (a) payment of the principal of and premium, if any, or interest on such 8 1/4% Note on or after the respective due dates expressed in such 8 1/4% Note, (b) the right to require repurchase of such 8 1/4% Note or (c) the right to convert such 8 1/4% Note in accordance with the 8 1/4% Indenture. (Section 7.07)

         The 8 1/4% Indenture provides that the Company will deliver to the Trustee, within 95 days after the end of each fiscal year, an officers' certificate, stating as to each signer thereof that he or she is familiar with the affairs of the Company and whether or not to his or her knowledge the Company is in default in the performance and observance of any of the Company's obligations under the 8 1/4% Indenture and if the Company shall be in default, specifying all such defaults of which he or she has knowledge and the nature and status thereof. (Section 6.04)


Consolidation, Merger and Sale of Assets

         The Company, without the consent of the Holders of any of the 8 1/4% Notes under the 8 1/4% Indenture, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, provided that (i) the successor is a Person organized under the laws of any domestic jurisdiction; (ii) the successor Person, if other than the Company, assumes the Company's obligations on the 8 1/4% Notes and under the 8 1/4% Indenture; (iii) after giving effect to the transaction no Event of Default, and no event after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing; (iv) the Company or the surviving person (if other than the Company) (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) greater than or equal to the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 6.12 of the 8 1/4% Indenture and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this covenant and that all conditions precedent herein provided for relating to such transaction have been complied with. (Section 12.01)

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock).


Modification and Waiver

         Modifications and amendments of the 8 1/4% Indenture may be made by the Company and the Trustee with the consent of the Holders of 66% in aggregate principal amount of the Outstanding 8 1/4% Notes; provided, however, that no such modification or amendment may, without consent of the Holder of each outstanding 8 1/4% Note affected thereby, (i) change the stated maturity of the principal of, or any installment of interest on any 8 1/4% Note; (ii) reduce the principal amount of, or the premium or interest on any 8 1/4% Note; (iii) change the place of payment where, or currency in which, any 8 1/4% Note or any premium or interest thereof is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any 8 1/4% Note; (v) adversely affect the right to convert the 8 1/4% Notes; (vi) adversely affect the right to cause the Company to repurchase the 8 1/4% Notes; (vii) modify the subordination provisions in a manner adverse to the Holders of the 8 1/4% Notes; (viii) reduce the above-stated percentage of Outstanding 8 1/4% Notes necessary to modify or amend the 8 1/4% Indenture; or (ix) reduce the percentage of aggregate principal amount of Outstanding 8 1/4% Notes necessary for waiver of compliance with certain provisions of the 8 1/4% Indenture or for waiver of certain defaults. (Section 11.02)

         The Holders of a majority in aggregate principal amount of Outstanding 8 1/4% Notes may waive compliance by the Company with certain restrictive provisions of the 8 1/4% Indenture. (Section 7.04) The Holders of a majority in aggregate principal amount of the Outstanding 8 1/4% Notes may waive any past default or right under the 8 1/4% Indenture, except (i) a default in payment of principal, premium or interest, (ii) the right of a Holder to redeem or convert the 8 1/4% Note or (iii) with respect to any covenant or provision of the 8 1/4% Indenture that requires the consent of the Holder of each Outstanding 8 1/4% Note affected. (Section 7.04)


Repurchase at Option of Holders Upon a Repurchase Event

         The 8 1/4% Indenture provides that if a Repurchase Event occurs after initial issuance of the 8 1/4% Notes, each Holder of the 8 1/4% Notes shall have the right (which might may not be waived by the Board of Directors or the Trustee) at the Holder's option, to require the Company to repurchase all of such Holder's 8 1/4% Notes, or any portion thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 45 calendar days after the date of the Company Notice (as defined below), for cash at a price equal to 100% of the principal amount of such 8 1/4% Notes to be repurchased (the "Repurchase Price"), together with accrued interest to the Repurchase Date. (Section 6.09)

         Within 15 calendar days after the occurrence of a Repurchase Event, the Company is obligated to mail all Holders of record of the 8 1/4% Notes a notice (the "Company Notice") of the occurrence of such Repurchase Event and of the repurchase right arising thereof. The Company must deliver a copy of the Company Notice to the Trustee. To exercise the repurchase right, the Holder of such 8 1/4% Note must deliver on or before the fifth day preceding the Repurchase Date irrevocable written notice to the Trustee of the Holder's exercise of such right (except that the right of the Holders to convert such 8 1/4% Notes on or before March 1, 2007 shall continue until the close of business on the last Trading Day preceding the Repurchase Date), together with the 8 1/4% Notes with respect to which the right is being exercised, duly endorsed for transfer to the Company. (Section 6.09) A Repurchase Event will be deemed to have occurred at such time after initial issuance of the 8 1/4% Notes if:

    (i) any Person (including any syndicate or group deemed to be a "Person" under Section 13(d) (3) of the Exchange Act), other than the Company, any subsidiary of the Company, any existing Person (including directly or indirectly, the immediate family of any such Person) who currently beneficially owns shares of capital stock with 50% or more of the voting power as described below, or any current or future employee or director benefit plan of the Company or any subsidiary of the Company or any entity holding capital stock of the Company for or pursuant to the terms of such plan, or an underwriter engaged in a firm commitment underwriting in connection with a public offering of capital stock of the Company, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors;

    (ii) the Company sells or transfers all or substantially all of the assets of the Company to another Person;

    (iii) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger (a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (b) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock, or (c) a transaction in which the stockholders of the Company immediately prior to such transaction owned, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting stock of the Company resulting from the transaction, such stock to be owned by such stockholders in substantially the same proportion as their ownership of the voting stock of the Company immediately prior to such transaction);

    (iv) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the 24-month period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

    (v) the Common Stock of the Company is the subject of a "Rule 13e-3 transaction" as defined under the Exchange Act, provided, however, that a Repurchase Event shall not be deemed to have occurred if the closing price per share of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately before a Repurchase Event shall equal or exceed 110% of the Conversion Price of such 8 1/4% Notes in effect on each such Trading Day. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, as in effect on the date of execution of the 8 1/4% Indenture. (Sections 1.01 and 6.09)

         The right to require the Company to repurchase the 8 1/4% Notes as a result of the occurrence of a Repurchase Event could create an event of default under Senior Indebtedness as a result of which any repurchase could, absent a waiver, be blocked by the subordination provisions of the 8 1/4% Notes. See the section of this Offering Circular entitled "Subordination" above. Failure of the Company to repurchase the 8 1/4% Notes when required would result in an Event of Default with respect to the 8 1/4% Notes whether or not such repurchase is permitted by the subordination provisions. The Company's ability to pay cash to the Holders of 8 1/4% Notes upon a repurchase may be limited by certain financial covenants contained in the Company's principal loan and security agreement.

         Rule 13e-4 under the Exchange Act requires, among other things, the dissemination of certain information to security holders in the event of any issuer tender offer and may apply in the event that the repurchase option becomes available to the Holders of the 8 1/4% Notes. The Company will comply with this rule to the extent applicable at that time. (Section 6.09)

         The repurchase feature of the 8 1/4% Notes may in certain circumstances make more difficult or discourage a takeover of the Company and the removal of incumbent management. The foregoing provisions would not necessarily afford Holders of the 8 1/4% Notes protection in the event of highly leveraged or other transactions involving the Company that may adversely affect Holders.

         Except as described above with respect to a Repurchase Event, the 8 1/4% Indenture does not contain provisions permitting the Holders of the 8 1/4% Notes to require the Company to repurchase or redeem the 8 1/4% Notes in the event of a takeover, recapitalization or similar transaction. Subject to the limitation on mergers and consolidations described above, the Company, its management or its subsidiaries could, in the future, enter into certain transactions, including refinancing, certain recapitalizations, acquisitions, the sale of all or substantially all of its assets, the liquidation of the Company or similar transactions, that would not constitute a Repurchase Event under the 8 1/4% Indenture, but that would increase the amount of Senior Indebtedness (or any other Indebtedness) outstanding at such time or substantially reduce or eliminate the Company's assets. Under certain circumstances, the incurrence of significant amounts of additional indebtedness could have an adverse effect on the Company's ability to service its indebtedness, including the 8 1/4% Notes.

         If a Repurchase Event were to occur, there is no assurance that the Company would have sufficient funds to repurchase all 8 1/4% Notes tendered by the Holders thereof or to make any principal, premium, if any, or interest payments otherwise required by the 8 1/4% Notes.

         As noted above, one of the events that constitutes a Repurchase Event under the 8 1/4% Indenture is a sale or other transfer of all or substantially all of the assets of the Company. The 8 1/4% Indenture will be governed by New York law, and the definition under New York law of "substantially all" of the assets of a corporation varies according to the facts and circumstances of the transaction. Accordingly, if the Company were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the transaction was a Repurchase Event.


Satisfaction and Discharge

         The Company may, subject to certain conditions, discharge its obligations under the 8 1/4% Indenture while the 8 1/4% Notes remain outstanding if (i) all outstanding 8 1/4% Notes will become due and payable at their scheduled maturity within one year or (ii) all outstanding 8 1/4% Notes are scheduled for redemption within one year, and, in either case, the Company has deposited with the Trustee an amount sufficient to pay and discharge all outstanding 8 1/4% Notes on the date of their scheduled maturity or the scheduled date of redemption. (Section 13.01)


Reports

    In addition to complying with any applicable legal requirements, the
Company will deliver to the Holders of record, and to any beneficial owners so requesting, annual reports containing audited consolidated financial statements with a report thereon by the Company's independent public accountants. (Section 8.06)


Governing Law

    The 8 1/4% Indenture and the 8 1/4% Notes are governed by and construed in accordance with the laws of the State of New York.


Information Concerning the Trustee

         Wells Fargo Bank, N.A. is the Trustee under the 8 1/4% Indenture. A successor Trustee may be appointed in accordance with the terms of the 8 1/4% Indenture.

         The Trustee's duties are set forth in the Trust Indenture Act, as amended (the "Trust Indenture Act"), and in the 8 1/4% Indenture. The Trust Indenture Act imposes certain limitations on the right of the Trustee, in the event it becomes a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, it if acquires any conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate such conflict or resign.

         Prior to an Event of Default, the Trustee is responsible to perform only such duties as are specifically set out in the 8 1/4% Indenture. In case an Event of Default shall occur (and shall not be cured), the Trust Indenture Act required that the Trustee use the degree of care of a prudent person in the conduct of its own affairs in the exercise of its powers. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 8 1/4% Indenture at the request of any of the Holders of 8 1/4% Notes, unless they shall have offered to the Trustee reasonable indemnity. (Section 8.01)

         The Holders of a majority in principal amount of all Outstanding 8 1/4% Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee, provided that such direction does not conflict with any rule of law or with the 8 1/4% Indenture, is not prejudicial to the rights of another Holder or the Trustee, and does not involve the Trustee in personal liability. (Sections 7.05 and 8.01)

                                        37
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                            DESCRIPTION OF 7 1/2% NOTES

    The 7 1/2% Notes were issued under an Indenture (the "Indenture") dated as of December 1, 1996, between the Company and Continental Stock Transfer & Trust Company, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms which is on file with the SEC. Wherever a particular Section, Article or defined term is referred to, such Section, Article or defined term refers to the Indenture and is incorporated herein by reference.


General

    The 7 1/2% Notes are unsecured subordinated obligations of the Company and will mature on December 1, 2006. The 7 1/2% Notes bear interest at the rate per annum of 7.5%, payable semi-annually on June 1 and December 1 of each year, to the person in whose name the 7 1/2% Notes (or any predecessor 7 1/2% Notes) are registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a business day), as the case may be, next preceding such Interest Payment Date. Interest on the 7 1/2% Notes is paid on the basis of a 360-day year of twelve 30-day months, based on actual days elapsed. (Sections 2.04 and 6.01)

    Principal of, and premium, if any, and interest on the 7 1/2% Notes is payable, and the transfer of 7 1/2% Notes is registerable, at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, the City of New York. In addition, payment of interest may, at the option of the Company, be made by check mailed to the address of the person entitled thereto as it appears in the register for the 7 1/2% Notes. (Sections 2.03, 6.01 and 6.02)

    The 7 1/2% Notes were issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiples thereof. (Section 2.02) No service charge will be made for any registration of transfer or exchange of the 7 1/2% Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company is not required (i) to issue, register the transfer of or exchange any 7 1/2% Note during a period beginning at the opening of business 15 days before the mailing of notice fixed for any redemption and ending at the close of business on such Redemption Date or (ii) to register the transfer of or exchange any 7 1/2% Notes for redemption in whole or in part, except the unredeemed portion of the 7 1/2% Notes being redeemed in part. (Section 2.07)

    All monies paid by the Company to the Trustee or any Paying Agent for the payment of principal of and premium, if any, and interest on any 7 1/2% Note which remains unclaimed for two years after such principal, premium or interest becomes due and payable may be repaid to the Company. Thereafter, the Holder of such 7 1/2% Note may, as an unsecured general creditor, look only to the Company for payment thereof. (Section 13.04)

    The Indenture does not contain any provisions that would provide protection to the 7 1/2% Noteholders against a sudden and dramatic decline in the credit quality of the Company resulting from any takeover, recapitalization or similar restructuring, except as described below under "Repurchase at Option of Holders Upon a Repurchase Event" and "Consolidation, Merger and Sale of Assets."


Conversion Rights

    The 7 1/2% Notes are convertible into the Common Stock of the Company up to and including the maturity date (subject to prior redemption by the Company on not less than 30 nor more than 60 days' notice to the Trustee) of the principal amount thereof, initially at the Conversion Price of $14.013 per share (subject to adjustment as described below). The right to convert the 7 1/2% Notes called for redemption or delivered for repurchase will terminate at the close of business on the last trading day prior to the Redemption Date or the Repurchase Date, unless the Company defaults in making the payment due upon redemption or repurchase. (Section 5.01) For information as to notices of redemption, see the section of this Offering Circular entitled "Optional Redemption."

    The Conversion Price will be subject to adjustment in certain events, including (i) dividends (and other distributions) payable in Common Stock or any class of capital stock of the Company, (ii) the issuance to all holders of Common Stock of rights, warrants or options entitling them to subscribe for or purchase Common Stock at less than the current market price, (iii) subdivisions or combinations of Common Stock, (iv) distributions to all holders of Common Stock of evidences of indebtedness of the Company, cash or other assets (including securities, but excluding those dividends, rights, warrants, options and distributions referred to above and excluding dividends and distributions paid exclusively in cash), (v) distributions consisting exclusively of cash (excluding any cash portion of distributions referred to in (iv) above or cash distribution upon a merger or consolidation to which the second succeeding paragraph applies) to all holders of Common Stock in an aggregate amount that, combined together with (a) all other such all-cash distributions made within the preceding 12 months in respect to which no adjustment has been made and (b) any cash and the fair market value of other consideration paid or payable in respect of any tender offers by the Company for Common Stock concluding within the preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of the Company's market capitalization (defined as being the product of the current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date for such distribution, and
(vi) the purchase of Common Stock pursuant to a tender offer made by the Company or any of its subsidiaries which involves an aggregate consideration that together with (a) any cash and the fair market value of any other consideration paid or payable in any other tender offer by the Company or any of its subsidiaries of Common Stock expiring within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made and (b) the aggregate amount of any such all-cash distributions referred to in
(v) above to all holders of Common Stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 12.5% of the Company's market capitalization on the expiration of such tender offer. No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and then taken into account in any subsequent adjustment. (Section 5.04)

    In addition to the foregoing adjustments, the Company will be permitted to make such reduction in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend or distribution of stock or stock rights will not be taxable to the holders of the Common Stock. (Section 5.04)

    Subject to the rights of the 7 1/2% Noteholders described below under "Repurchase at Option of Holders Upon a Repurchase Event" in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, each 7 1/2% Note then outstanding would, without the consent of any 7 1/2% Noteholders, become convertible only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a 7 1/2% Noteholder of the number of shares of Common Stock into which such 7 1/2% Note might have been converted immediately prior to such consolidation, merger or transfer (assuming such Holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). (Section 5.10)

    Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon market price. (Section 5.03) 7 1/2% Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except the 7 1/2% Notes called for redemption on a Redemption Date within such period) must be accompanied by payment of an amount equal to the interest thereon which the registered 7 1/2% Noteholder is to receive. In the case of any 7 1/2% Note that has been converted after any Regular Record Date but on or before the next Interest Payment Date, interest whose stated maturity is on such Interest Payment Date will be payable on such Interest Payment Date notwithstanding such conversion, and such interest will be paid to the 7 1/2% Noteholder on such Regular Record Date. Except as described above, no interest on converted 7 1/2% Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends will be made upon conversion. (Section 5.02)

    If at any time the Company makes a distribution of property to its stockholders that would be taxable to such stockholders as a dividend for Federal income tax purposes (e.g., distributions of evidence of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the antidilution provisions of the Indenture, the Conversion Price of the 7 1/2% Notes is reduced, such reduction may be deemed to be the payment of a taxable dividend to the 7 1/2% Noteholder. 7 1/2% Noteholders could, therefore, have taxable income as a result of an event pursuant to which they receive no cash or property that could be used to pay the related income tax.


Restriction on Incurrence of Indebtedness and Issuance of Preferred Stock

    The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur"), after the date of issuance of the 7 1/2% Notes, any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Capital Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is first issued.

    The foregoing provisions will not apply to:

    (i) the incurrence by the Company and its Subsidiaries of Indebtedness represented by the 7 1/2% Notes;

    (ii) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (including, without limitation, Existing Indebtedness);

    (iii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

    (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by performance bonds, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of the Company or such Subsidiary; and

    (v) the incurrence by the Company of Indebtedness, which, together with all other Indebtedness outstanding as of the date of, such incurrence, does not exceed (a) five times EBITDA for the last four full fiscal quarters ending immediately preceding such date plus (b) $5.0 million. (Section 6.12)

    "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a lien encumbering any asset acquired by such specified Person. "Acquired Debt" shall be deemed to be incurred by such Person at the time of such merger, or upon the other Person becoming a Subsidiary or upon the acquisition of such asset.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a wholly-owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

    "Disqualified Capital Stock" means, with respect to any person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the maturity of the Securities.

    "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date of the Indenture, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of the date of issuance of the 7 1/2% Notes.

    "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a Sale of Assets (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only of a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "Fixed Charges" means, with respect to any Person for any period, the sum of
(i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, and discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or lien is called upon), (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, and (v) (without duplication of any of the foregoing) one- third of the aggregate rental obligations of such Person and its Subsidiaries for such period, whether paid or accrued, in respect of leases of real and personal property, whether or not such obligations are reflected as liabilities on the balance sheet of such Person and its Subsidiaries.

    "Indebtedness" means, with respect to the Company, any of the following (without duplication): (i) (a) any liability or obligation of the Company for borrowed money (including, without limitation, principal and premium, if any, interest, fees, penalties, expenses, collection expenses, and other obligations in respect thereof, and, to the extent permitted by applicable law, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code whether or not allowed as a claim in such proceeding),whether or not evidenced by bonds, debentures, notes or other written instruments, and any other liability or obligation evidenced by notes, bonds, debentures or similar instruments (other than the 7 1/2% Notes) whether or not contingent and whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, (b) any deferred payment obligation of the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument (excluding any obligation for trade payables or constituting the deferred purchase price of property or assets which is not evidenced by a note or similar instrument and which is unsecured),(c) any obligation of the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles, (d) all obligations of the Company under interest rate and currency swaps, floors, caps, or similar arrangements intended to fix interest rate obligations or currency fluctuation risks, (e) all obligations of the Company evidenced by a letter of credit or any reimbursement obligation of the Company in respect of a letter of credit, (f) all obligations of others secured by a lien to which any of the properties or assets of the Company are subject (including, without limitation, leasehold interests and any intangible property rights), whether or not the obligations secured thereby have been assumed by the Company or shall otherwise be the Company's legal obligation and
(g) all obligations of others of the kinds described in the preceding clauses
(a),(b),(c),(d) or (e) assumed by or guaranteed by the Company and the obligations of the Company under guarantees of any such obligations; and (ii) any amendments, renewals, extensions, deferrals, modifications, refinancing and refunding of any of the foregoing. "Indebtedness" shall not include; (i) any indebtedness of the Company to any Subsidiary or to any Affiliate of the Company or any of the Subsidiaries, (ii) any indebtedness incurred in connection with the purchase of goods, assets, materials or services in the ordinary course of business or representing amounts recorded as accounts payable, trade payables (which are unsecured), other current liabilities (other than for borrowed money) or deferred revenue and deposits of the Company on the books of the Company,
(iii) any indebtedness of or amount owed by the Company to employees for services rendered to the Company, and (iv) any liability for Federal, state, local or other taxes owing or owed by the Company.

    "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Sale of Assets and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiar- ies issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; provided that, except in the case of Indebtedness of the Company issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, Indebtedness of a Subsidiary of the Company: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 7 1/2% Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the 7 1/2% Notes on terms at least as favorable to the 7 1/2% Noteholders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


Restricted Payments

    The Indenture provides that the Company shall not make any Restricted Payment to any Person and the Company shall not permit any Subsidiary or Affiliate to make any Restricted Payment other than to the Company. (Section 6.11) "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock, excluding dividends from one Subsidiary to another or to the Company and excluding cash dividends by the Company which do not exceed $750,000 in the aggregate in any fiscal year, (ii) except for (A) the Odd Lot Purchase Program, (B) the purchase of shares of Common Stock of the Company in the aggregate amount of up to $750,000 in any fiscal year, and (C) in respect of the Stock Option Plans, any payment on account of the purchase, redemption, defeasance or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person in their capacity as Stockholders as opposed to employees, directors or consultants; provided, however, that no Event of Default exists or would be caused by the making of a Restricted Payment. (Section 1.01)



Subordination

    The payment of the principal of and premium, if any, and interest on the 7 1/2% Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. Upon any payment or dissolution of assets to creditors upon any liquidation, dissolution, winding- up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will be first entitled to receive payment in full of all amounts due or to become due thereon before the 7 1/2% Noteholders will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on the 7 1/2% Notes. No payment or distribution of any assets of the Company shall be made on account of principal of and premium, if any, or interest on the 7 1/2% Notes, in the event and during the continuation of (i) any default in the payment of principal of or premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto or (ii) any other event of default with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Company and the Trustee by any holders of Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (the "Default Notice"), unless and until such event of default shall have been cured or waived or ceased to exist and such acceleration shall have been rescinded or annulled; provided such payments may not be prevented under clause (ii) above for more than 179 days after an applicable Default Notice has been received by the Trustee unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Senior Indebtedness has been paid in full. No event of default which existed or was continuing on the date of any Default Notice may be made the basis for the giving of a second Default Notice and only one such Default Notice may be given in any 365-day period. (Article Four)

    By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the 7 1/2% Notes may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the 7 1/2% Noteholders.

    "Senior Indebtedness" means, with respect to the Company, any of the following (without duplication): (i) (a) any liability or obligation of the Company for borrowed money (including, without limitation, principal of and premium, if any, interest, fees, penalties, expenses, collection expenses, and other obligations in respect thereof, and, to the extent permitted by applicable law, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code whether or not allowed as a claim in such proceeding), whether or not evidenced by bonds, debentures, notes or other written instruments, and any other liability or obligation evidenced by notes, bonds, debentures or similar instruments (other than the 7 1/2% Notes, but including the 8 1/4% Notes) whether or not contingent and whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, (b) any deferred payment obligation of the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument (excluding any obligation for trade payables or constituting the deferred purchase price of property or assets which is not evidenced by a note or similar instrument and which is unsecured), (c) any obligation of the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles, (d) all obligations of the Company under interest rate and currency swaps, floors, caps, or similar arrangements intended to fix interest rate obligations or currency fluctuation risks, (e) all obligations of the Company evidenced by a letter of credit or any reimbursement obligation of the Company in respect of a letter of credit, (f) all obligations of others secured by a lien to which any of the properties or assets of the Company are subject (including, without limitation, leasehold interests and any intangible property rights), whether or not the obligations secured thereby have been assumed by the Company or shall otherwise be the Company's legal obligation and (g) all obligations of others of the kinds described in the preceding clauses (a), (b), (c), (d) or (e) assumed by or guaranteed by the Company and the obligations of the Company under guarantees of any such obligations; and (ii) any amendments, renewals, extensions, deferrals, modifications, refinancing and refunding of any of the foregoing. "Senior Indebtedness" shall not include: (i) indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (a) is junior in right of payment to the 7 1/2% Notes or (b) ranks pari passu, in right of payment with the 7 1/2% Notes, (ii) any repurchase, redemption or other obligation in respect of Disqualified Capital Stock, (iii) any indebtedness of the Company to any Subsidiary or to any Affiliate of the Company or any of the Subsidiaries, (iv) any indebtedness incurred in connection with the purchase of goods, assets, materials or services in the ordinary course of business or representing amounts recorded as accounts payable, trade payables (which are unsecured) or other current liabilities (other than for borrowed money) or deferred revenue and deposits of the Company on the books of the Company (other than the current portion of any long-term indebtedness of the Company that but for this clause
(iv) would constitute Senior Indebtedness), (v) any indebtedness of or amount owed by the Company to employees for services rendered to the Company, (vi) any liability for Federal, state, local or other taxes owing or owed by the Company and (vii) the Company's 9 1/2% Subordinated Debentures due 2012. (Section 1.01)

    The 7 1/2% Notes will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's subsidiaries. Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of any such subsidiary (and the consequent right of the 7 1/2% Noteholders to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

    The Indenture permits the incurrence of certain additional Indebtedness, including Senior Indebtedness. At September 30, 2005, the Company's Senior Indebtedness aggregated approximately $11.1 million, excluding accrued interest and the Company's subsidiaries had indebtedness and other liabilities of approximately $23.7 million. The Company expects from time to time to incur additional indebtedness, including Senior Indebtedness to the extent permitted by the Indenture. See Note 9 of "Notes to Consolidated Financial Statements" for a more detailed description of the Company's outstanding indebtedness. The Company's 9 1/2% Subordinated Debentures due 2012 are not Senior Indebtedness. However, the 8 1/4% Notes are Senior Indebtedness with respect to the 7 1/2% Notes.


Optional Redemption

    The 7 1/2% Notes are presently redeemable at the Company's option, in whole or from time to time in part, upon not less than 20 nor more than 65 days' notice mailed to each 7 1/2% Noteholder to be redeemed at such 7 1/2% Noteholder's address appearing in the Note Register, prior to maturity.

    The Redemption Price (expressed as a percentage of the principal amount) is currently 100% of principal, together in the case of any such redemption with accrued interest to the Redemption Date (subject to the right of the 7 1/2% Noteholders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

    No sinking fund is provided for the 7 1/2% Notes.


Events of Default

         The following are Events of Default under the Indenture:

        (i) failure to pay principal of or premium, if any, on any 7 1/2% Note when due, whether or not such payment is prohibited by the subordination provisions of the Indenture;

        (ii) failure to pay any interest on any 7 1/2% Note when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

        (iii) default in the payment of the Repurchase Price in respect of any 7 1/2% Note on the Repurchase Date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture;

         (iv) failure to perform or breach of any other covenant of the Company in the Indenture, which continues for 60 days after written notice as provided in the Indenture; and

          (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. (Section 7.01)

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 8.01) Subject to the Trustee being offered reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding 7 1/2% Notes will have the right by written instruction to the Trustee, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 7.05)

    If an Event of Default shall occur and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding 7 1/2% Notes may accelerate the maturity of all 7 1/2% Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding 7 1/2% Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 7.02) For information as to waiver of defaults, see the section of this Offering Circular entitled "Modification and Waiver" below.

    No Holder of any 7 1/2% Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding 7 1/2% Notes shall have made written request to the Trustee to institute proceedings, (ii) such Holder has offered to the Trustee reasonable indemnity, (iii) the Trustee for 60 days after receipt of such notice has failed to institute any such proceeding and (iv) no direction inconsistent with such request shall have been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding 7 1/2% Notes. (Section 7.06) However, such limitations do not apply to a suit instituted by a Holder of an 7 1/2% Note for enforcement of (a) payment of the principal of and premium, if any, or interest on such 7 1/2% Note on or after the respective due dates expressed in such 7 1/2% Note, (b) the right to require repurchase of such 7 1/2% Note or (c) the right to convert such 7 1/2% Note in accordance with the Indenture. (Section 7.07)

    The Indenture provides that the Company will deliver to the Trustee, within 95 days after the end of each fiscal year, an officers' certificate, stating as to each signer thereof that he or she is familiar with the affairs of the Company and whether or not to his or her knowledge the Company is in default in the performance and observance of any of the Company's obligations under the Indenture and if the Company shall be in default, specifying all such defaults of which he or she has knowledge and the nature and status thereof. (Section 6.04)


Consolidation, Merger and Sale of Assets

    The Company, without the consent of the Holders of any of the 7 1/2% Notes under the Indenture, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, provided that (i) the successor is a Person organized under the laws of any domestic jurisdiction; (ii) the successor Person, if other than the Company, assumes the Company's obligations on the 7 1/2% Notes and under the Indenture;
(iii) after giving effect to the transaction no Event of Default, and no event after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing; (iv) the Company or the surviving person (if other than the Company) (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) greater than or equal to the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 6.12 of the Indenture and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this covenant and that all conditions precedent herein provided for relating to such transaction have been complied with. (Section 12.01)

    "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock).


Modification and Waiver

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of 66% in aggregate principal amount of the Outstanding 7 1/2% Notes; provided, however, that no such modification or amendment may, without consent of the Holder of each Outstanding 7 1/2% Note affected thereby, (i) change the stated maturity of the principal of, or any installment of interest on any 7 1/2% Note; (ii) reduce the principal amount of, or the premium or interest on any 7 1/2% Note; (iii) change the place of payment where, or currency in which, any 7 1/2% Note or any premium or interest thereof is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any 7 1/2% Note; (v) adversely affect the right to convert the 7 1/2% Notes; (vi) adversely affect the right to cause the Company to repurchase the 7 1/2% Notes; (vii) modify the subordination provisions in a manner adverse to the Holders of the 7 1/2% Notes; (viii) reduce the above-stated percentage of Outstanding 7 1/2% Notes necessary to modify or amend the Indenture; or (ix) reduce the percentage of aggregate principal amount of Outstanding 7 1/2% Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 11.02)

    The Holders of a majority in aggregate principal amount of Outstanding 7 1/2% Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 7.04) The Holders of a majority in aggregate principal amount of the Outstanding 7 1/2% Notes may waive any past default or right under the Indenture, except (i) a default in payment of principal, premium or interest, (ii) the right of a Holder to redeem or convert the 7 1/2% Note or (iii) with respect to any covenant or provision of the Indenture that requires the consent of the Holder of each Outstanding 7 1/2% Note affected. (Section 7.04)


Repurchase at Option of Holders Upon a Repurchase Event

    The Indenture provides that if a Repurchase Event occurs after initial issuance of the 7 1/2% Notes, each Holder of the 7 1/2% Notes shall have the right (which right may not be waived by the Board of Directors or the Trustee) at the Holder's option, to require the Company to repurchase all of such Holder's 7 1/2% Notes, or any portion thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 45 calendar days after the date of the Company Notice (as defined below), for cash at a price equal to 100% of the principal amount of such 7 1/2% Notes to be repurchased (the "Repurchase Price"), together with accrued interest to the Repurchase Date. (Section 6.09)

    Within 15 calendar days after the occurrence of a Repurchase Event, the Company is obligated to mail all Holders of record of the 7 1/2% Notes a notice (the "Company Notice") of the occurrence of such Repurchase Event and of the repurchase right arising thereof. The Company must deliver a copy of the Company Notice to the Trustee. To exercise the repurchase right, the Holder of such Note must deliver on or before the fifth day preceding the Repurchase Date irrevocable written notice to the Trustee of the Holder's exercise of such right (except that the right of the Holders to convert such 7 1/2% Notes shall continue until the close of business on the last Trading Day preceding the Repurchase Date), together with the 7 1/2% Notes with respect to which the right is being exercised, duly endorsed for transfer to the Company. (Section 6.09) A Repurchase Event will be deemed to have occurred at such time after initial issuance of the 7 1/2% Notes if:

    (i) any Person (including any syndicate or group deemed to be a "Person" under Section 13(d) (3) of the Exchange Act), other than the Company, any subsidiary of the Company, any existing Person (including directly or indirectly, the immediate family of any such Person) who currently beneficially owns shares of capital stock with 50% or more of the voting power as described below, or any current or future employee or director benefit plan of the Company or any subsidiary of the Company or any entity holding capital stock of the Company for or pursuant to the terms of such plan, or an underwriter engaged in a firm commitment underwriting in connection with a public offering of capital stock of the Company, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors;

    (ii) the Company sells or transfers all or substantially all of the assets of the Company to another Person;

    (iii) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger (a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (b) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock, or (c) a transaction in which the stockholders of the Company immediately prior to such transaction owned, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting stock of the Company resulting from the transaction, such stock to be owned by such stockholders in substantially the same proportion as their ownership of the voting stock of the Company immediately prior to such transaction);

    (iv) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the 24-month period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

    (v) the Common Stock of the Company is the subject of a "Rule 13e-3 transaction" as defined under the Exchange Act, provided, however, that a Repurchase Event shall not be deemed to have occurred if the closing price per share of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately before a Repurchase Event shall equal or exceed 110% of the Conversion Price of such 7 1/2% Notes in effect on each such Trading Day. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, as in effect on the date of execution of the Indenture. (Sections 1.01 and 6.09)

    The right to require the Company to repurchase the 7 1/2% Notes as a result of the occurrence of a Repurchase Event could create an event of default under Senior Indebtedness as a result of which any repurchase could, absent a waiver, be blocked by the subordination provisions of the 7 1/2% Notes. See the section of this Offering Circular entitled "Subordination" above. Failure of the Company to repurchase the 7 1/2% Notes when required would result in an Event of Default with respect to the 7 1/2% Notes whether or not such repurchase is permitted by the subordination provisions. The Company's ability to pay cash to the Holders of 7 1/2% Notes upon a repurchase may be limited by certain financial covenants contained in the Company's credit agreement.

    Rule 13e-4 under the Exchange Act requires, among other things, the dissemination of certain information to security holders in the event of any issuer tender offer and may apply in the event that the repurchase option becomes available to the Holders of the 7 1/2% Notes. The Company will comply with this rule to the extent applicable at that time. (Section 6.09)

    The repurchase feature of the 7 1/2% Notes may in certain circumstances make more difficult or discourage a takeover of the Company and the removal of incumbent management. The foregoing provisions would not necessarily afford Holders of the 7 1/2% Notes protection in the event of highly leveraged or other transactions involving the Company that may adversely affect Holders.

    Except as described above with respect to a Repurchase Event, the Indenture does not contain provisions permitting the Holders of the 7 1/2% Notes to require the Company to repurchase or redeem the 7 1/2% Notes in the event of a takeover, recapitalization or similar transaction. Subject to the limitation on mergers and consolidations described above, the Company, its management or its subsidiaries could, in the future, enter into certain transactions, including refinancing, certain recapitalizations, acquisitions, the sale of all or substantially all of its assets, the liquidation of the Company or similar transactions, that would not constitute a Repurchase Event under the Indenture, but that would increase the amount of Senior Indebtedness (or any other Indebtedness) outstanding at such time or substantially reduce or eliminate the Company's assets. There are certain restrictions in the Indenture on the creation of Senior Indebtedness (and other Indebtedness), however, under certain circumstances, the incurrence of significant amounts of additional indebtedness could have an adverse effect on the Company's ability to service its indebtedness, including the 7 1/2% Notes.

    If a Repurchase Event were to occur, there is no assurance that the Company would have sufficient funds to repurchase all 7 1/2% Notes tendered by the Holders thereof or to make any principal, premium, if any, or interest payments otherwise required by the 7 1/2% Notes.

    As noted above, one of the events that constitutes a Repurchase Event under the Indenture is a sale or other transfer of all or substantially all of the assets of the Company. The Indenture is governed by New York law, and the definition under New York law of "substantially all" of the assets of a corporation varies according to the facts and circumstances of the transaction. Accordingly, if the Company were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the transaction was a Repurchase Event.

Satisfaction and Discharge

    The Company may, subject to certain conditions, discharge its obligations under the Indenture while the 7 1/2% Notes remain outstanding if (i) all outstanding 7 1/2% Notes will become due and payable at their scheduled maturity within one year or (ii) all outstanding 7 1/2% Notes are scheduled for redemption within one year, and, in either case, the Company has deposited with the Trustee an amount sufficient to pay and discharge all outstanding 7 1/2% Notes on the date of their scheduled maturity or the scheduled date of redemption. (Section 13.01)


Reports

    In addition to complying with any applicable legal requirements, the Company delivers to the Holders of record, and to any beneficial owners so requesting, annual reports containing audited consolidated financial statements with a report thereon by the Company's independent public accountants. (Section 8.06)


Governing Law

    The Indenture and the 7 1/2% Notes are governed by and construed in accordance with the laws of the State of New York.


Information Concerning the Trustee

    Continental Stock Transfer & Trust Company is the Trustee under the Indenture. A successor Trustee may be appointed in accordance with the terms of the Indenture.

    The Trustee's duties are set forth in the Trust Indenture Act, as amended (the "Trust Indenture Act"), and in the Indenture. The Trust Indenture Act imposes certain limitations on the right of the Trustee, in the event it becomes a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, it if acquires any conflicting interest within the meaning of
Section 310 of the Trust Indenture Act, it must generally either eliminate such conflict or resign.

    Prior to an Event of Default, the Trustee is responsible to perform only such duties as are specifically set out in the Indenture. In case an Event of Default shall occur (and shall not be cured), the Trust Indenture Act required that the Trustee use the degree of care of a prudent person in the conduct of its own affairs in the exercise of its powers. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of 7 1/2% Notes, unless they shall have offered to the Trustee reasonable indemnity. (Section 8.01)

    The Holders of a majority in principal amount of all outstanding 7 1/2% Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee, provided that such direction does not conflict with any rule of law or with the Indenture, is not prejudicial to the rights of another Holder or the Trustee, and does not involve the Trustee in personal liability. (Sections 7.05 and 8.01)

    The Trustee is also the trustee for the Company's 9 1/2% Subordinated Debentures due 2012.

                          DESCRIPTION OF CAPITAL STOCK


Common Stock

    The shares of Common Stock are entitled to one (1) vote per share on all matters submitted to stockholders. The holders of Common Stock are entitled to vote separately as a class (as are the shares of Class B Stock) on all matters requiring an amendment to the Company's Certificate of Incorporation, as well as on mergers, consolidations and certain other significant transactions for which stockholder approval is required under Delaware law. Holders of the Common Stock do not have preemptive rights or cumulative voting rights.

    Dividends on the Common Stock will be paid if, and when declared. The Common Stock is entitled to cash dividends which are 11.11% higher per share than the cash dividends which may be paid on the Class B Stock, but otherwise the Common Stock and the Class B Stock rank equally. Stock dividends on and stock splits of Common Stock will only be payable or made in shares of Common Stock.

    In the event of liquidation or insolvency, the Common Stock is entitled to receive the entire net assets of the Company remaining after payment of all debts and other claims of creditors and after the holders of each series of Preferred Stock, if any, have been paid the preferred liquidating distribution on their shares, if any, as fixed by the Board of Directors of the Company. The Common Stock is not convertible into shares of any other equity security of the Company.

    The Common Stock is freely transferable. As of December 31, 2005, there were 637 holders of record of Common Stock.


Class B Stock

    The shares of Class B Stock are entitled to ten (10) votes per share on all matters submitted to stockholders. The holders of Class B Stock are entitled to vote separately as a class (as are the shares of Common Stock) on all matters requiring an amendment to the Company's Certificate of Incorporation, as well as on mergers, consolidations and certain other significant transactions for which stockholder approval is required under Delaware law. Holders of the Class B Stock do not have preemptive rights or cumulative voting rights.

    Dividends on the Class B Stock will be paid only as and when dividends on the Common Stock are declared and paid. The Common Stock is entitled to cash dividends which are 11.11% higher per share than the cash dividends which may be paid on the Class B Stock, but otherwise the Common Stock and the Class B Stock rank equally. Stock dividends on and stock splits of Class B Stock will only be payable or made in shares of Class B Stock.

    In the event of liquidation or insolvency, each share of Class B Stock will be entitled, through conversion into Common Stock, to share ratably with the Common Stock in the assets remaining after payment of all debts and other claims of creditors, subject to the rights of any Preferred Stock which may be issued in the future.

    Holders of Class B Stock may elect at any time to convert any or all of such shares back into shares of the Common Stock on a share-for-share basis. In the event that the number of outstanding shares of Class B Stock falls below 5% of the aggregate number of issued and outstanding shares of Common Stock and Class B Stock, or the Board of Directors and a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then immediately upon the occurrence of the Class B Stock will automatically be converted into shares of Common Stock. In the event of such conversion, certificates formerly representing outstanding shares of Class B Stock will thereafter be deemed to represent a like number of shares of Common Stock.

    The Class B Stock is not transferable except to certain family members and related entities. As of December 31, 2005, there were 59 holders of Class B Stock.



Class A Stock

    Each share of Class A Stock has no voting rights except as otherwise required by law. Under the Delaware General Corporation Law, holders of Class A Stock are entitled to vote on proposals to increase or decrease the number of authorized shares of Class A Stock, change the par value of the Class A Stock or to alter or change the powers, preferences or special rights of the shares of Class A Stock which may affect them adversely.

    Each outstanding share of Class A stock is entitled to receive such dividends and other distributions in cash, stock or property as may be declared by the Board of Directors of the Company, provided that, if at any time a cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class A Stock in an amount 10% higher than the amount per share paid on the Common Stock and 22.2% higher than that paid on the Class B Stock. In no event shall dividends and other distributions be paid on any of the Common Stock, Class A Stock or Class B Stock unless the other such classes of stock also receive dividends subject to the above provisions for the requirement of the respective higher cash dividends for Class A Stock and Common Stock. Dividends or other distributions payable in shares of stock shall be made to holders of Class A Stock in shares of Class A Stock. The Board can authorize a distribution of Class A Stock proportionately to holders of Common Stock, Class A Stock and Class B Stock. In no event will either Common Stock, Class A Stock or Class B Stock be split, divided or combined unless the others are also proportionately split, divided or combined.

    The Class A Stock will convert into Common Stock only at such time as all of the Class B Stock is converted to Common Stock in accordance with the terms of the Certificate of Incorporation. The Certificate of Incorporation provides that if the number of shares of Class B Stock falls below 5% of the aggregate number of outstanding shares of Common Stock and Class B Stock, or if the Board of Directors and a majority of the outstanding shares of Class B Stock approve, the outstanding shares of Class B Stock will be converted into Common Stock.

    Consistent with the terms of the Common Stock and Class B Stock, the Class A Stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of the Company or any other securities convertible into shares of any class of stock of the Company.

    The Class A Stock is entitled to receive the same consideration per share as the Common Stock and Class B Stock in the event of any liquidation, dissolution or winding-up of the Company.

    Each holder of Class A Stock is entitled to receive the same per share consideration as the per share consideration, if any, received by any holder of the Common Stock and Class B Stock in a merger or consolidation of the Company.

    There are no shares of Class A Stock outstanding.


Preferred Stock

    Preferred stock may be issued in one or more series from time to time by action of the Board of Directors. The shares of any series of Preferred Stock may be convertible into Common Stock, may have priority over the Common Stock, Class B Stock and Class A Stock in the payment of dividends and as to the distribution of assets in the event of liquidation, dissolution or winding-up of the Company and may have preferential or other voting rights, in each case, to the extent, if any, determined by the Board of Directors of the Company at the time it creates the series of Preferred Stock. There currently are no shares of Preferred Stock outstanding.


Delaware Anti-Takeover Law

    Under Section 203 of the Delaware General Corporation Law (the "Delaware anti-takeover law"), certain "business combinations" between a Delaware corporation whose stock is listed on a national securities exchange or held of record by more than 2,000 stockholders, and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation or bylaws not to be governed by the Delaware anti-takeover law (the Company has not made such an election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee stock plans in which the employees do not have a right to determine confidentially whether to tender or vote stock held by the plan), or (iv) the business combination was approved by the board of directors of the corporation and ratified by 66% of the voting stock which the interested stockholder did not own. The three year prohibition does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who becomes the beneficial owner of 15% or more of a Delaware corporation's voting stock. The Delaware anti-takeover law could have the effect of delaying, deferring or preventing a change in control of the Company.


Limitation of Liability and Indemnification Matters

    The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. The provision does not apply to claims against a director for violations of certain laws, including Federal securities law. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors' liability, then the liability of directors of the Company shall automatically be limited to the fullest extent provided by law. The Company's By-laws also contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its current directors and executive officers. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors. The Company believes that these contractual agreements and the provisions in its Certificate of Incorporation and By-laws are necessary to attract and retain qualified persons as directors and officers.


Special Voting Requirements

    The Company's Certificate of Incorporation, as presently in effect, contains a required four-fifths vote on mergers, consolidations or a sale of substantially all of the Company's assets with an "Interested Person," i.e. a Holder of 10% or more of its Common Stock unless such transaction is first approved by the Company's Board of Directors. It also contains a "fair price" provision requiring all stockholders to receive equal treatment in the event of a takeover which may be coercive; such provision may not be amended except by a four-fifths vote of the stockholders and may be considered to have the effect of discouraging tender offers, takeover attempts, acquisitions or business combinations involving the Company; and such provision also requires that business combinations involving the Company and certain "Acquiring Persons" (i.e., a person or entity which directly or indirectly owns or controls at least 5% of the voting stock of the Company) be approved by the holders of four-fifths of the Company's outstanding shares entitled to vote (excluding shares held by an Acquiring Person) unless such business combination either:

    (1) has been authorized by the Board of Directors prior to the time that the Acquiring Person involved in such business combination became an Acquiring Person, or

    (2) will result in the receipt by the other stockholders of a specified minimum amount and form of payment for their shares.


Transfer Agent and Registrar

    The transfer agent and registrar of the Common Stock of the Company is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Trans-Lux and its finances. The following documents that we previously filed with the SEC are incorporated in this Offering Circular by reference and are available at no charge at the SEC's website at http://www.sec.gov.

    * Quarterly Report on Form 10-Q for the periods ended March 31, June 30, and September 30, 2005;

    * Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004;

    * Proxy Statement on Schedule 14A relating to our 2005 Annual Meeting of Stockholders; and

    * Current Reports on Form 8-K or 8-KA dated April 1, April 26, May 13, August 15, and November 15, 2005.

We are not incorporating any documents filed with the SEC after the date of this Offering Circular.

                 INFORMATION AND LETTER OF TRANSMITTAL REQUESTS

    Requests for information, Letters of Transmittal or additional copies of this Offering Circular should be made to:


                       Ms.  Angela D.  Toppi - Secretary
                       Trans-Lux Corporation
                       110 Richards Avenue
                       Norwalk, CT 06856-5090
                       Phone Number:  (203) 853-4321
                       Fax Number:  (203) 866-9496
                       E-mail address:  atoppi@trans-lux.com


                                 Exchange Agent

    If 7 1/2% Noteholders wish to tender in the Exchange Offer, delivery of the Letter of Transmittal, and 7 1/2% Note certificates and any other required documents should be made to the Exchange Agent, Wells Fargo Bank, N.A., as follows:

By Mail:
---------
    Wells Fargo Bank Minnesota, N.A.
    Customized Fiduciary Services
    6th and Marquette, MAC N9303-120
    Minneapolis, MN 55479
    Attn:  David Bergstrom